                                                                  EXHIBIT 10(f)


                                                                  EXECUTION COPY


-------------------------------------------------------------------------------


                                  $875,000,000

                                CREDIT AGREEMENT

                                      among

                               TACK HOLDING CORP.,

                             TACK ACQUISITION CORP.,

                              as Primary Borrower,

                     WHITE MOUNTAINS INSURANCE GROUP, LTD.,
                             as Additional Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              LEHMAN BROTHERS INC.,
                                  as Arranger,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                              BANK OF AMERICA, N.A.
                             as Documentation Agent

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent

                           Dated as of March 16, 2001


------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

Section 1   DEFINITIONS...........................................................................................2
         1.1   Defined Terms......................................................................................2
         1.2   Other Definitional Provisions.....................................................................26

Section 2   AMOUNT AND TERMS OF COMMITMENTS......................................................................26
         2.1   Term Loan Commitments.............................................................................26
         2.2   Procedure for Term Loan Borrowing.................................................................27
         2.3   Repayment of Term Loans...........................................................................27
         2.4   Revolving Credit Commitments......................................................................29
         2.5   Procedure for Revolving Credit Borrowing..........................................................29
         2.6   Swing Line Commitment.............................................................................30
         2.7   Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.................................30
         2.8   Repayment of Loans; Evidence of Debt..............................................................32
         2.9   Commitment Fees, etc..............................................................................33
         2.10  Termination or Reduction of Revolving Credit Commitments..........................................33
         2.11  Optional Prepayments..............................................................................34
         2.12  Mandatory Prepayments and Commitment Reductions...................................................34
         2.13  Conversion and Continuation Options...............................................................36
         2.14  Minimum Amounts and Maximum Number of Eurodollar Tranches.........................................37
         2.15  Interest Rates and Payment Dates..................................................................37
         2.16  Computation of Interest and Fees..................................................................37
         2.17  Inability to Determine Interest Rate..............................................................38
         2.18  Pro Rata Treatment and Payments...................................................................38
         2.19  Requirements of Law...............................................................................41
         2.20  Taxes.............................................................................................43
         2.21  Indemnity.........................................................................................44
         2.22  Illegality........................................................................................45
         2.23  Change of Lending Office..........................................................................45
         2.24  Replacement of Lenders under Certain Circumstances................................................45
         2.25  Optional Commitment Increase......................................................................46

Section 3   LETTERS OF CREDIT....................................................................................47
         3.1   L/C Commitment....................................................................................47
         3.2   Procedure for Issuance of Letter of Credit........................................................48
         3.3   Fees and Other Charges............................................................................48
         3.4   L/C Participations................................................................................49
         3.5   Reimbursement Obligation of the Borrowers.........................................................50
         3.6   Obligations Absolute..............................................................................50
         3.7   Letter of Credit Payments.........................................................................51
         3.8   Applications......................................................................................51

Section 4   REPRESENTATIONS AND WARRANTIES.......................................................................51
         4.1   Financial Condition...............................................................................51


         4.2   No Change.........................................................................................53
         4.3   Corporate Existence; Compliance with Law..........................................................53
         4.4   Corporate Power; Authorization; Enforceable Obligations...........................................54
         4.5   No Legal Bar......................................................................................54
         4.6   No Material Litigation............................................................................54
         4.7   No Default........................................................................................55
         4.8   Ownership of Property; Liens......................................................................55
         4.9   Intellectual Property.............................................................................55
         4.10  Taxes.............................................................................................55
         4.11  Federal Regulations...............................................................................55
         4.12  ERISA.............................................................................................56
         4.13  Investment Company Act; Other Regulations.........................................................56
         4.14  Subsidiaries......................................................................................56
         4.15  Use of Proceeds...................................................................................56
         4.16  Environmental Matters.............................................................................57
         4.17  Accuracy of Information, etc......................................................................58
         4.18  Security Documents................................................................................58
         4.19  Solvency..........................................................................................59
         4.20  Insurance Regulatory Matters......................................................................59

Section 5   CONDITIONS PRECEDENT.................................................................................59
         5.1   Conditions to Initial Extension of Credit.........................................................59
         5.2   Conditions to Each Extension of Credit............................................................63

Section 6   AFFIRMATIVE COVENANTS................................................................................63
         6.1   Financial Statements..............................................................................63
         6.2   Certificates; Other Information...................................................................65
         6.3   Payment of Obligations............................................................................66
         6.4   Conduct of Business and Maintenance of Existence, etc.............................................66
         6.5   Maintenance of Property; Insurance................................................................66
         6.6   Inspection of Property; Books and Records; Discussions............................................67
         6.7   Notices...........................................................................................67
         6.8   Environmental Laws................................................................................68
         6.9   Interest Rate Protection..........................................................................68
         6.10  Additional Collateral, etc........................................................................68
         6.11  Subordinated Seller Note..........................................................................70
         6.12  Tax Sharing Agreement.............................................................................70

Section 7   NEGATIVE COVENANTS...................................................................................70
         7.1   Financial Condition Covenants.....................................................................70
         7.2   Limitation on Indebtedness and Issuance of Preferred Stock........................................72
         7.3   Limitation on Liens...............................................................................74
         7.4   Limitation on Fundamental Changes.................................................................76
         7.5   Limitation on Disposition of Property.............................................................76
         7.6   Limitation on Restricted Payments.................................................................77
         7.7   Limitation on Investments.........................................................................78



         7.8   Limitation on Optional Payments, Redemptions and Modifications of Debt Instruments
                        and Preferred Stock,  etc................................................................80
         7.9   Limitation on Transactions with Affiliates........................................................80
         7.10  Limitation on Sales and Leasebacks................................................................80
         7.11  Limitation on Changes in Fiscal Periods...........................................................81
         7.12  Limitation on Negative Pledge Clauses.............................................................81
         7.13  Limitation on Lines of Business...................................................................81

Section 8   EVENTS OF DEFAULT....................................................................................81

Section 9   THE ADMINISTRATIVE AGENT.............................................................................85
         9.1   Appointment.......................................................................................85
         9.2   Delegation of Duties..............................................................................85
         9.3   Exculpatory Provisions............................................................................85
         9.4   Reliance by Administrative Agent..................................................................85
         9.5   Notice of Default.................................................................................86
         9.6   Non-Reliance on Administrative Agent and Other Lenders............................................86
         9.7   Indemnification...................................................................................87
         9.8   Administrative Agent in Its Individual Capacity...................................................87
         9.9   Successor Administrative Agent....................................................................87
         9.10  Authorization to Release Liens and Guarantees.....................................................88
         9.11  The Arranger, the Syndication Agent and the Documentation Agents..................................88

Section 10   MISCELLANEOUS.......................................................................................88
         10.1  Amendments and Waivers............................................................................88
         10.2  Notices...........................................................................................90
         10.3  No Waiver; Cumulative Remedies....................................................................91
         10.4  Survival of Representations and Warranties........................................................91
         10.5  Payment of Expenses...............................................................................91
         10.6  Successors and Assigns; Participations and Assignments............................................92
         10.7  Adjustments; Set-off..............................................................................95
         10.8  Counterparts......................................................................................96
         10.9  Severability......................................................................................96
         10.10 Integration.......................................................................................96
         10.11 GOVERNING LAW.....................................................................................96
         10.12 Submission To Jurisdiction; Waivers...............................................................96
         10.13 Acknowledgments...................................................................................97
         10.14 Confidentiality...................................................................................97
         10.15 Release of Collateral and Guarantee Obligations...................................................98
         10.16 Accounting Changes................................................................................99
         10.17 Delivery of Lender Addenda........................................................................99
         10.18 WAIVERS OF JURY TRIAL.............................................................................99

SCHEDULES:


4.4                        Consents, Authorizations, Filings and Notices
4.14                       Subsidiaries
4.18-1                     UCC Filing Jurisdictions
4.18-2                     UCC Financing Statements to Remain on File
4.18-3                     UCC Financing Statements to be Terminated
7.2(e)                     Existing Indebtedness
7.3(f)                     Existing Liens


EXHIBITS:


A                          Form of Guarantee and Collateral Agreement
B                          Form of Compliance Certificate
C                          Form of Closing Certificate
D                          [Reserved]
E                          Form of Assignment and Acceptance
F-1                        Form of Legal Opinion of Cravath Swaine & Moore
F-2                        Form of Legal Opinion of Roger Singer
G-1                        Form of Term Note
G-2                        Form of Revolving Credit Note
G-3                        Form of Swing Line Note
H                          Form of Prepayment Option Notice
I                          Form of Exemption Certificate
J                          Form of Lender Addendum
K                          Form of Revolving Commitment Increase Supplement
L                          Form of New Lender Supplement

                  CREDIT AGREEMENT, dated as of March 16, 2001, among TACK HOLDING CORP., a Delaware corporation (the "PARENT"), TACK ACQUISITION CORP., a Delaware corporation (the "PRIMARY BORROWER"), WHITE MOUNTAINS INSURANCE GROUP, LTD., a company existing under the laws of Bermuda ("WHITE MOUNTAINS" or the "ADDITIONAL BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), LEHMAN BROTHERS INC., as sole advisor, sole lead arranger and sole book manager (in such capacity, the "ARRANGER"), FLEET NATIONAL BANK, as syndication agent (in such capacity, the "SYNDICATION AGENT"), BANK OF AMERICA, N.A.. as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "ADMINISTRATIVE Agent").

                              W I T N E S S E T H:


         WHEREAS White Mountains, the Parent, the Primary Borrower, CGU International Holdings Luxembourg S.A., a Luxembourg corporation ("CGU LUXEMBOURG"), CGU Holdings LLC, a Delaware limited liability company ("CGU DELAWARE") and CGNU plc, a company incorporated under the laws of England and Wales ("CGNU plc") have entered into the Stock Purchase Agreement, dated as of September 24, 2000, as amended by Amendment No.1 to the Stock Purchase Agreement, dated as of October 15, 2000, and Amendment No.2 to the Stock Purchase Agreement, dated as of February 20, 2001 (the "STOCK PURCHASE AGREEMENT"; together with all schedules, exhibits, annexes and amendments thereto, all other agreements referred to therein and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time, the "ACQUISITION DOCUMENTATION");

         WHEREAS, pursuant to the Stock Purchase Agreement, the Primary Borrower will acquire (the "ACQUISITION") all of the outstanding capital stock of CGU Corporation, a Delaware corporation ("CGU");

         WHEREAS, CGU Luxembourg and CGU Delaware are both indirect wholly owned subsidiaries of CGNU plc, and CGU Luxembourg owns approximately 54.1% of the outstanding capital stock of CGU, and CGU Delaware owns approximately 45.9% of such capital stock;

         WHEREAS, the Parent and the Primary Borrower were both formed by White Mountains on September 24, 2000 for the purpose of effecting the Acquisition;

         WHEREAS, to provide a portion of the financing for the purchase price to be paid by the Primary Borrower in connection with the Acquisition, for the payment of fees and expenses relating to the Acquisition, for the repayment of certain existing indebtedness of CGU and its subsidiaries and for working capital needs and general corporate purposes of the Primary Borrower and its Subsidiaries, the Primary Borrower has requested the Lenders to provide credit facilities in an aggregate amount of up to $875,000,000; and

         WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:


                             SECTION 1 DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ACQUIRED ASSETS": all of the Capital Stock of CGU and all of its property and casualty insurance company subsidiaries (other than property and subsidiaries transferred to CGNU plc and its affiliates in the Preclosing Transactions).

                  "ACQUIRED ASSETS FINANCIAL STATEMENTS": as defined in Section 4.1(b).

                  "ACQUISITION": as defined in the recitals hereto.

                  "ACQUISITION DOCUMENTATION": as defined in the recitals hereto.

                  "ADDITIONAL BORROWER": as defined in the preamble hereto.

                  "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

                  "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
         (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "A.M. BEST": A.M. Best Company, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating insurance companies.

                  "ANNUAL STATEMENT": the annual statutory financial statement of any Insurance Subsidiary required to be filed with the Department of its jurisdiction of incorporation or organization, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or organization or, if no specific form is so required, in the form of financial statements permitted by such Department to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such Department to be disclosed therein, together with all exhibits or schedules filed therewith.

                  "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below which corresponds with the most current rating of the Facilities issued by S&P and Moody's respectively:


---------------------------------------------------------------------------------------------------------------------
                         Applicable Margin for    Applicable Margin    Applicable Margin for     Applicable Margin
                            Revolving Credit     for Tranche B Term   Revolving Credit Loans    for Tranche B Term
                          Loans and Tranche A      Loans which are      and Tranche A Term     Loans which are Base
  Level       Rating      Term Loans which are    Eurodollar Loans     Loans which are Base         Rate Loans
                            Eurodollar Loans                                Rate Loans
---------------------------------------------------------------------------------------------------------------------

    1       (greater than
            or equal to)
            BBB+ and Baa1        1.50%                  2.50%                  0.50%                   1.50%
---------------------------------------------------------------------------------------------------------------------
    2       BBB and
            Baa2                 1.75%                  2.75%                  0.75%                   1.75%
---------------------------------------------------------------------------------------------------------------------
    3       BBB- and
            Baa3                 2.125%                2.875%                 1.125%                  1.875%
---------------------------------------------------------------------------------------------------------------------
    4       BBB- or
            Baa3 and             2.25%                  3.00%                  1.25%                   2.00%
            BB+ or Ba1
---------------------------------------------------------------------------------------------------------------------
    5       BB+ and Ba1
                                 2.50%                  3.25%                  1.50%                   2.25%
---------------------------------------------------------------------------------------------------------------------
    6       (less than
            or equal to)
            BB and Ba2           2.75%                  3.50%                  1.75%                   2.50%
---------------------------------------------------------------------------------------------------------------------

                  Changes in the Applicable Margin shall become effective on the date on which S&P and/or Moody's changes the rating it has issued for the Facilities. In the event of split ratings, the lower rating shall apply, PROVIDED that if the ratings are split by two or more levels, the rating level next higher than the lower of the two ratings will apply. Level 4 applies when there is either a BBB- or a Baa3 rating and a BB+ and/or a Ba1 rating. In the event that, at any time, the Facilities are not rated by one of such rating agencies, the rating of such rating agency shall be deemed to be the rating level next lower than the rating issued by the other of such rating agencies. In the event that, at any time, the Facilities are rated by neither such rating agency, the Applicable Margin shall be as for Level 6. Notwithstanding the foregoing, if the Facilities receive a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's, the Applicable Margins shall be as for Level 3 until the first anniversary of the Closing Date.

                  "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "ARRANGER": as defined in the preamble hereto.

                  "ASSET SALE": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c),(d), (e) or (f) of Section 7.5) which yields gross proceeds to the Parent, the Primary Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000. Any Disposition of Property by an Insurance Subsidiary shall not constitute an Asset Sale.

                  "ASSIGNEE": as defined in Section 10.6(c).

                  "ASSIGNOR": as defined in Section 10.6(c).

                  "AVAILABLE REVOLVING CREDIT COMMITMENT": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect OVER (b) such Lender's Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "BASE RATE": for any day, a rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the prime lending rate as set forth on the British Banking Association Telerate page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BASE RATE LOANS": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "BENEFITTED LENDER": as defined in Section 10.7.

                  "BERKSHIRE HATHAWAY": Berkshire Hathaway Inc., or an affiliate.

                  "BERKSHIRE PREFERRED STOCK": the $300,000,000 aggregate liquidation preference amount of non-voting preferred stock to be issued by the Primary Borrower to Berkshire Hathaway on the Closing Date, for a purchase price of $225,000,000, having terms and conditions set forth in the term sheet attached to the letter, dated October 13, 2000, from Warren E. Buffett to John J. Byrne.

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "BORROWER": either the Primary Borrower or the Additional Borrower, as the context requires (the Primary Borrower and the Additional Borrower, collectively, the "BORROWERS").

                  "BORROWING DATE": any Business Day specified by the relevant Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

                  "BUSINESS DAY": means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of the commercial lending activities, and interbank wire transfers can be made on the Fedwire system.

                  "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "CAPITAL LEASE OBLIGATIONS": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL AND SURPLUS": as to any Insurance Subsidiary, as of any date, the total amount shown on line 27, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared (or any successor line, page or column that contains the same information).

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition; and (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CASH FLOW": of the Primary Borrower for any period, the sum, without duplication, of (a) dividends actually paid to the Primary Borrower or any Subsidiary Guarantor by any Subsidiary in cash or Cash Equivalents during such period plus (b) additional amounts which would be permitted to be paid to the Primary Borrower or any Subsidiary Guarantor during such period by any Wholly Owned Subsidiary of the Primary Borrower that is a first tier Insurance Subsidiary without prior approval by any Governmental Authority in accordance with the terms of any order, statute, rule or governmental regulation pertaining to such first-tier Insurance Subsidiary (it being understood that for any period in 2001, such additional amounts shall be calculated on a pro forma basis as if the Acquisition had closed on December 31, 2000) plus or minus (c) net cash tax receipts/payments of the Primary Borrower during such period pursuant to the Tax Sharing Agreement (other than any taxes or credits in respect of asset sales).

                  "CASH INTEREST EXPENSE": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person for such period with respect to all outstanding Indebtedness of such Person (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "CGNU PLC": as defined in the recitals hereto.

                  "CGU": as defined in the recitals hereto.

                  "CGU DELAWARE": as defined in the recitals hereto.

                  "CGU LUXEMBOURG": as defined in the recitals hereto.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than April 13, 2001; PROVIDED, however, that, if on April 13, 2001 receipt of all approvals of Governmental Authorities required for the consummation of the Acquisition as set forth in the Stock Purchase Agreement shall not have been obtained but all other conditions to the consummation of the Acquisition as set forth in the Stock Purchase Agreement shall have been fulfilled or shall be capable of being fulfilled if April 13, 2001 were to be the Closing Date, then the last date upon which the Closing Date may occur shall be June 30, 2001.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMITMENT": with respect to any Lender, each of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, and the Revolving Credit Commitment of such Lender.

                  "COMMITMENT FEE RATE": the rate per annum set forth below which corresponds with the most current rating of the Facilities issued by S&P and/or Moody's respectively.


--------------------------------------------------------------------------------------------------------
          Level                                  Rating                            Commitment Fee
--------------------------------------------------------------------------------------------------------

            1               (greater than or equal to) BBB+ and Baa1                    0.25%
--------------------------------------------------------------------------------------------------------
            2               BBB and Baa2                                                0.25%
--------------------------------------------------------------------------------------------------------
            3               BBB- and Baa3                                              0.375%
--------------------------------------------------------------------------------------------------------
            4               BBB- or Baa3 and BB+ or Ba1                                0.375%
--------------------------------------------------------------------------------------------------------
            5               BB+ and Ba1                                                0.375%
--------------------------------------------------------------------------------------------------------
            6               (less than or equal to) BB and Ba2                         0.375%
--------------------------------------------------------------------------------------------------------

                  Changes in the Commitment Fee shall become effective on the date on which S&P and/or Moody's changes the rating it has issued for the Facilities. In the event of split ratings, the lower rating shall apply, PROVIDED that if the ratings are split by two or more levels, the rating level next higher than the lower of the two ratings will apply. Level 4 applies when there is either a BBB- or a Baa3 rating and a BB+ and/or a Ba1 rating. In the event that, at any time, the Facilities are not rated by one of such rating agencies, the rating of such rating agency shall be deemed to be the rating level next lower than the rating issued by the other of such rating agencies. In the event that, at any time, the Facilities are rated by neither such rating agency, the Commitment Fee Rate shall be as for Level 6.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Primary Borrower within the meaning of Section 4001 of ERISA or that is treated as a single employer with the Primary Borrower under Section 414 of the Code.

                  "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer of the Primary Borrower substantially in the form of Exhibit B.

                  "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated November 2000 and furnished to the initial Lenders in connection with the syndication of the Facilities, as supplemented and modified by the Confidential Information Memorandum Supplement.

                  "CONFIDENTIAL INFORMATION MEMORANDUM SUPPLEMENT": the Confidential Information Memorandum Supplement dated February 2001 and furnished to the Lenders in connection with the syndication of the Facilities.

                  "CONSOLIDATED NET INCOME": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Income of the Primary Borrower and its consolidated Subsidiaries for any period, there shall be excluded the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Primary Borrower or is merged into or consolidated with the Primary Borrower or any of its Subsidiaries.

                  "CONSOLIDATED NET WORTH": at any date, the sum of all amounts that would, in conformity with GAAP, but excluding the effects of SFAS 115, be included on a consolidated balance sheet of the Primary Borrower and its Subsidiaries under stockholders' equity at such date. Consolidated Net Worth shall in any event include the amount of the Berkshire Preferred Stock so long as it is outstanding.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Control Investment Affiliates of any Lender shall include any Related Fund of such Lender.

                  "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "DEFAULTING LENDER": any Lender that defaults in its obligation to make any Loan hereunder, so long as such default is continuing.

                  "DEPARTMENT": with respect to any Insurance Subsidiary, the insurance commissioner or other Governmental Authority of such Insurance Subsidiary's state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

                  "DERIVATIVES COUNTERPARTY": as defined in Section 7.6.

                  "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" and "$": lawful currency of the United States of America.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Primary Borrower organized under the laws of any jurisdiction within the United States of America.

                  "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

                  "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR RATE" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "EURODOLLAR LOANS": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans under any Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "EXCESS CASH": cash of the Primary Borrower on the Closing Date in excess of $80,000,000, after giving effect to the making of the Loans on the Closing Date and the application of the proceeds thereof (and assuming each of the Facilities is fully drawn).

                  "EXCLUDED FOREIGN SUBSIDIARIES": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Primary Borrower, result in materially adverse tax consequences to the Primary Borrower.

                  "FACILITY": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "TRANCHE A TERM LOAN FACILITY"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM LOAN FACILITY"), and
         (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "REVOLVING CREDIT FACILITY").

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FIXED CHARGE COVERAGE RATIO": for any period, the ratio of Cash Flow of the Primary Borrower for such period to Fixed Charges of the Primary Borrower for such period. For purposes of calculating the Fixed Charge Coverage Ratio, (a) with respect to any principal installment payments in respect of the Term Loans made annually (under the circumstances described in the provisos to Section 2.3(a) and
         Section 2.3(b)) for the first two years following the Closing Date, one-fourth of each such annual installment payment shall be deemed to have been paid at the end of each complete fiscal quarter commencing after the Closing Date and (b) with respect to such calculation for the first three complete fiscal quarters of the Primary Borrower commencing after the Closing Date, Fixed Charges of the Primary Borrower for the relevant period shall be deemed to equal Fixed Charges of the Primary Borrower for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) MULTIPLIED BY 4, 2 and 4/3, respectively.

                  "FIXED CHARGES": of the Primary Borrower for any period, the sum (without duplication) of (a) Cash Interest Expense of the Primary Borrower for such period, (b) scheduled payments made by the Primary Borrower during such period on account of principal of Indebtedness (including scheduled principal payments in respect of the Term Loans but excluding termination of the Revolving Credit Facility), (c) Capital Expenditures of the Primary Borrower for such period and (d) any dividend required to be paid by the Primary Borrower on, or any payment required to be made by the Primary Borrower on account of, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Primary Borrower, whether now or hereafter outstanding, or any other distribution required to be made by the Primary Borrower in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Primary Borrower or any Subsidiary (including the dividends to the extent paid to service the Berkshire Preferred Stock).

                  "FOLKSAMERICA": Folksamerica Holding Company, Inc.

                  "FOLKSAMERICA PROMISSORY NOTE": the promissory note, dated as of June 29, 1999, issued by Folksamerica to Centris Group, the original principal amount of which was $20,750,000 carried on the GAAP financial statements of Folksamerica as of December 31, 2000 at zero.

                  "FOREIGN SUBSIDIARY": any Subsidiary of the Primary Borrower that is not a Domestic Subsidiary.

                  "FUNDING OFFICE": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Parent, the Primary Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Primary Borrower in good faith.

                  "GUARANTORS": the collective reference to the Parent, the Primary Borrower (in respect of borrowings by the Additional Borrower pursuant to Section 2.25) and the Subsidiary Guarantors.

                  "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Primary Borrower or its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

                  "INDEMNIFIED LIABILITIES": as defined in Section 10.5.

                  "INDEMNITEE": as defined in Section 10.5.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT": pertaining to a condition of Insolvency.

                  "INSURANCE REGULATIONS": any law, regulation, rule, directive or order applicable to an insurance company.

                  "INSURANCE REGULATOR": any Person charged with the administration, oversight or enforcement of any Insurance Regulation.

                  "INSURANCE SUBSIDIARY": any Subsidiary which is required to be licensed by any Department as an insurer or reinsurer and each direct or indirect Subsidiary of such Subsidiary.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST COVERAGE RATIO": for any period, the ratio of Cash Flow of the Primary Borrower for such period to Cash Interest Expense of the Primary Borrower for such period; PROVIDED, that, for the purposes of determining the Interest Coverage Ratio for the first three complete fiscal quarters of the Primary Borrower commencing after the Closing Date, Cash Interest Expense of the Primary Borrower for the relevant period shall be deemed to equal Cash Interest Expense of the Primary Borrower for such fiscal quarter (and, in the case of the latter two such determinations, each previous fiscal quarter commencing after the Closing Date) MULTIPLIED BY 4, 2 and 4/3, respectively.

                  "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

                  "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months (or, if consented to by each relevant Lender, nine or twelve months) thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months (or, if consented to by each relevant Lender, nine or twelve months) thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period in respect of Revolving Credit Loans that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any other Interest Period in respect of Term

         Loans under any Term Loan Facility that would otherwise extend beyond the date final payment is due under such Term Loan Facility shall end on such due date; and

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "INVESTOR GROUP": Franklin Mutual Advisers, LLC, Leucadia National Corporation, Banc One Capital Corporation, Fairfax Financial Holdings Limited, Gotham Partners, Markel Corporation, DLJ Merchant Banking, Prospector Partners, and certain management of White Mountains and its Subsidiaries, GCU and its Subsidiaries, and certain other parties.

                  "INVESTMENTS": as defined in Section 7.7.

                  "ISSUING LENDER": Fleet National Bank and any other Revolving Credit Lender from time to time designated by the Primary Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "L/C COMMITMENT": $25,000,000.

                  "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to
         Section 3.5.

                  "L/C PARTICIPANTS": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "LEHMAN ENTITY": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "LENDER ADDENDUM": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

                  "LENDERS": as defined in the preamble hereto.

                  "LETTERS OF CREDIT": as defined in Section 3.1(a).

                  "LEVERAGE RATIO": as at the last day of each fiscal quarter of the Primary Borrower, the ratio of (a) Total Debt on such day to (b) the sum of (i) Total Debt on such day plus (ii) Consolidated Net Worth on such day.

                  "LICENSE": any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance or reinsurance business.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement, the Security Documents, the Syndication Letter Agreement, the Applications and the Notes.

                  "LOAN PARTIES": the Parent, the Borrowers, and each Subsidiary of the Primary Borrower that is a party to a Loan Document.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

                  "MAJORITY REVOLVING CREDIT FACILITY LENDERS": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                  "MANDATORY PREPAYMENT AMOUNT": as defined in Section 2.18(d).

                  "MATERIAL ADVERSE EFFECT": (a) when such term is used in the representation and warranty to be made on the Closing Date in Section 4.2, any event or development that has had or would reasonably be expected to have a material adverse effect on (i) the business, operations, property or financial condition of the Primary Borrower and its subsidiaries, taken as a whole, the Acquired Assets or White Mountains and its Subsidiaries, taken as a whole, or (ii) the validity or enforceability of any of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder, other than any such effect resulting from (A) changes in general economic or securities or financial market conditions (including changes in interest rates), (B) any write-off of assets or establishment of liabilities identified in Section 1.1(a) of the Disclosure Schedule to the Stock Purchase Agreement, in each case in amounts materially consistent with the amounts reflected in the updated projections set forth in the Confidential Information Memorandum or (C) any ratings downgrade of any Material Insurance Subsidiary by A.M. Best to a level not below A-; and (b) when such term is used in any context other than as set forth in the foregoing clause
         (a), any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the Acquisition or the other transactions contemplated hereby, (ii) the business, assets, property or financial condition of the Primary Borrower and its Subsidiaries taken as a whole, or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder. "MATERIAL INSURANCE SUBSIDIARY": an Insurance Subsidiary having Capital and Surplus of $50,000,000 or more.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is in relevant form or concentration regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

                  "MOODY'S": Moody's Investors Service, Inc. (or any successor thereto).

                  "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NAIC": the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States towards the promotion of uniformity in the practices of such Governmental Authorities.

                  "NET PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of (i) attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) appropriate amounts to be provided by the Parent, the Primary Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent, the Primary Borrower or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, reserves for pension and other post-employment benefit liabilities and liabilities under any indemnification obligations associated with such Asset Sale; and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, and cash received in respect of any non-cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "NEW LENDER SUPPLEMENT": as defined in Section 2.25.

                  "NON-EXCLUDED TAXES": as defined in Section 2.20(a).

                  "NON-INSURANCE SUBSIDIARY": any Subsidiary other than an Insurance Subsidiary.

                  "NON-U.S. LENDER": as defined in Section 2.20(d).

                  "NOTE": any promissory note evidencing any Loan.

                  "OPTIONAL PREPAYMENT AMOUNT": as defined in Section 2.18(d).

                  "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PARTICIPANT": as defined in Section 10.6(b).

                  "PAYMENT OFFICE": the office specified from time to time by the Administrative Agent as its payment office by notice to each Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Primary Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRECLOSING TRANSACTIONS": as defined in the Stock Purchase Agreement.

                  "PREPAYMENT OPTION NOTICE": as defined in Section 2.18(d).

                  "PRIMARY BORROWER": as defined in the recitals hereto.

                  "PRO FORMA BALANCE SHEET": as defined in Section 4.1(a).

                  "PROJECTIONS": as defined in Section 6.2(c).

                  "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "QUARTERLY STATEMENT": the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the Department of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such Department to be used for filing quarterly statutory financial statements and shall contain the type of information permitted or required by such Department to be disclosed therein, together with all exhibits or schedules filed therewith.

                  "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent, the Primary Borrower or any of its Subsidiaries. It is understood and agreed that "Recovery Event" shall not include any claim paid pursuant to a policy issued as part of the insurance business of the Primary Borrower and its Insurance Subsidiaries or in settlement of any such claim.

                  "REFUNDED SWING LINE LOANS": as defined in Section 2.7.

                  "REFUNDING DATE": as defined in Section 2.7.

                  "REGISTER": as defined in Section 10.6(d).

                  "REGULATION H": Regulation H of the Board as in effect from time to time.

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of any Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender for the account of such Borrower.

                  "REINSURANCE AGREEMENT": any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement which is treated as such by the applicable Department.

                  "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Parent, the Primary Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT": any Asset Sale or Recovery Event in respect of which the Primary Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer of the Primary Borrower stating that no Default or Event of Default has occurred and is continuing and that the Primary Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                  "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto LESS any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Primary Borrower's business.

                  "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Primary Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Primary Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELATED FUND": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived.

                  "REQUIRED LENDERS": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Term Loans outstanding and the Total Revolving Commitments in effect (or, when applicable, Total Revolving Extensions of Credit outstanding) of any Defaulting Lender shall be excluded for purposes of any vote of Required Lenders.

                  "REQUIRED PREPAYMENT LENDERS": the Majority Facility Lenders in respect of each Facility.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person (excluding, in the case of Section 2.19(a)(i), any of the foregoing relating to the Administrative Agent or any Lender), and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, president, chief financial officer, Vice President and Director of Finance (or equivalent responsible party), chief accounting officer or treasurer of the Primary Borrower or any Insurance Subsidiary, as the context requires, but in any event, with respect to financial matters, the chief financial officer or Vice President and Director of Finance (or equivalent responsible party) of the Primary Borrower or any such Insurance Subsidiary.

                  "RESTRICTED PAYMENTS": as defined in Section 7.6.

                  "REVOLVING COMMITMENT INCREASE DATE": as defined in Section 2.25.

                  "REVOLVING COMMITMENT INCREASE SUPPLEMENT": as defined in
         Section 2.25.

                  "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments on the date of this Agreement is $175,000,000.

                  "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "REVOLVING CREDIT LENDER": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "REVOLVING CREDIT LOANS": as defined in Section 2.4.

                  "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

                  "REVOLVING CREDIT TERMINATION DATE": the fifth anniversary of the Closing Date.

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) the principal amount equal to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) the principal amount equal to such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "RISK BASED CAPITAL RATIO": with respect to any Insurance Subsidiary on any date of determination thereof, the ratio (expressed as a percentage) of (a) the Total Adjusted Capital (as defined by the
         NAIC) of such Insurance Subsidiary to (b) the Authorized Control Level Risk-Based Capital (as defined by the NAIC) of such Insurance Subsidiary. It is understood and agreed that the Risk Based Capital Ratio shall not be applied to Potomac Insurance Company of Pennsylvania.

                  "S&P": Standard & Poor's Rating Services (or any successor thereto).

                  "SAP": with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the Department in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary, which are applicable to the circumstances as of the date of determination.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "SFAS": Statements of Financial Accounting Standards adopted by the Financial Accounting Standards Board.

                  "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SOLVENT": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise" after giving effect to the expected value of rights of indemnity, contribution and subrogation, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured after giving effect to the expected value of rights of indemnity, contribution and subrogation, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature after giving effect to the expected value of rights of indemnity, contribution and subrogation. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SPECIFIED EXCEPTIONS": (a) any write-off of assets or establishment of liabilities and related adjustments for items identified in Section 1.1(a) of the Disclosure Schedule to the Stock Purchase Agreement, (b) adjustments in amounts materially consistent with the amounts reflected in the updated projections set forth in the Confidential Information Memorandum, (c) adjustments to reserves and reinsurance recoverables as set forth in independent consultants' reports made available to the Lenders in conjunction with the Confidential Information Memorandum, and (d) any adjustments related to discontinued operations of CGU.

                  "SPECIFIED HEDGE AGREEMENT": any Hedge Agreement entered into by (a) the Primary Borrower or any of its Subsidiaries and (b) any Lender or any affiliate thereof, as counterparty.

                  "STOCK PURCHASE AGREEMENT": as defined in the recitals hereto.

                  "SUBORDINATED SELLER NOTE": the promissory note in the principal amount of $260,000,000, maturing on the date which is eighteen months after the Closing Date, to be issued by the Parent to Subsidiaries of CGNU plc on the Closing Date pursuant to the Acquisition Documentation.

                  "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Primary Borrower.

                  "SUBSIDIARY GUARANTOR": each Subsidiary of the Primary Borrower other than A.W.G. Dewar, Inc., any Insurance Subsidiary and any Excluded Foreign Subsidiary.

                  "SURPLUS DEBENTURES": as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

                  "SWING LINE COMMITMENT": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

                  "SWING LINE LENDER": Lehman Commercial Paper Inc., in its capacity as the Lender of Swing Line Loans.

                  "SWING LINE LOANS": as defined in Section 2.6.

                  "SWING LINE PARTICIPATION AMOUNT": as defined in Section 2.7.

                  "SYNDICATION LETTER AGREEMENT": the Syndication Letter Agreement, dated as of the date of this Agreement, between the Primary Borrower and the Administrative Agent relating to the syndication of the Facilities.

                  "TAX SHARING AGREEMENT": as defined in Section 6.12.

                  "TERM LOAN FACILITIES": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

                  "TERM LOAN LENDERS": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

                  "TERM LOANS": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

                  "THIRD PARTY PREFERRED STOCK": as defined in Section 5.1(b).

                  "TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of the Primary Borrower at such date, determined on a stand alone basis in accordance with GAAP.

                  "TOTAL REVOLVING CREDIT COMMITMENTS": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "TRANCHE A TERM LOAN": as defined in Section 2.1.

                  "TRANCHE A TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Primary Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche A Term Loan Commitments on the date of this Agreement is $300,000,000.

                  "TRANCHE A TERM LOAN FACILITY": as defined in the definition of "Facility" in this Section 1.1.

                  "TRANCHE A TERM LOAN LENDER": each Lender that has a Tranche A Term Loan Commitment or is the holder a Tranche A Term Loan.

                  "TRANCHE A TERM LOAN PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                  "TRANCHE B TERM LOAN": as defined in Section 2.1.

                  "TRANCHE B TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Primary Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B Term Loan Commitments on the date of this Agreement is $400,000,000.

                  "TRANCHE B TERM LOAN FACILITY": as defined in the definition of "Facility" in this Section 1.1.

                  "TRANCHE B TERM LOAN LENDER": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

                  "TRANCHE B TERM LOAN PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "TRANSFEREE": as defined in Section 10.14.

                  "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "UCC": as defined in Section 3.6.

                  "UCP": as defined in Section 3.6.

                  "WARRANT AGREEMENT": the warrant agreement to be entered into among White Mountains, the Primary Borrower and Berkshire Hathaway, pursuant to which Berkshire Hathaway will purchase, for aggregate cash consideration of $75,000,000, warrants to purchase common stock of White Mountains, having terms and conditions set forth in the term sheet attached to the letter, dated October 13, 2000, from Warren E. Buffett to John J. Byrne.

                  "WHITE MOUNTAINS": as defined in the recitals hereto.

                  "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Primary Borrower.

         1.2 OTHER DEFINITIONAL PROVISIONS. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent, any Borrower and the Subsidiaries of the Primary Borrower not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or SAP, as the case may be.

         (b) References herein to particular pages, columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding page, column, line or section of such Person's Quarterly Statement, or if no such corresponding page, column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event the pages, columns, lines or sections of the Annual Statement referenced herein are changed or renumbered from the pages, columns, lines and sections applicable to the Annual Statement of CGU for 1999, all such references shall be deemed references to such page, column, line or section as so renumbered or changed.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2 AMOUNT AND TERMS OF COMMITMENTS

         2.1 TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof,
(a) the Tranche A Term Loan Lenders severally agree to make term loans (each, a "TRANCHE A TERM

LOAN") to the Primary Borrower on the Closing Date in an amount for each Tranche A Term Loan Lender not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) the Tranche B Term Loan Lenders severally agree to make term loans (each, a "TRANCHE B TERM LOAN") to the Primary Borrower on the Closing Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

         2.2 PROCEDURE FOR TERM LOAN BORROWING. The Primary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day (in the case of Base Rate Loans) or three Business Days (in the case of Eurodollar Loans) prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Tranche B Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Primary Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.

         2.3 REPAYMENT OF TERM LOANS. (a) The Tranche A Term Loan of each Tranche A Lender shall mature in 17 consecutive quarterly installments, commencing on March 31, 2002, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche A Term Loans made on the Closing Date:


                  INSTALLMENT                                             PERCENTAGE
                  -----------                                             ----------

                  March 31, 2002                                          15.00%
                  June 30, 2002                                           4.375%
                  September 30, 2002                                      4.375%
                  December 31, 2002                                       4.375%
                  March 31, 2003                                          4.375%
                  June 31, 2003                                           5.00%
                  September 30, 2003                                      5.00%
                  December 31, 2003                                       5.00%
                  March 31, 2004                                          5.00%
                  June 31, 2004                                           5.625%
                  September 30, 2004                                      5.625%
                  December 31, 2004                                       5.625%
                  March 31, 2005                                          5.625%
                  June 31, 2005                                           6.25%
                  September 30, 2005                                      6.25%
                  December 31, 2005                                       6.25%
                  March 31, 2006                                          6.25%

PROVIDED, that if, having used its best efforts to obtain regulatory approvals required to permit quarterly payment of dividends by its Insurance Subsidiaries (the Primary Borrower hereby covenanting to use its best efforts to obtain such regulatory approvals), the Primary Borrower does not obtain such approvals for payments prior to June 30, 2002, principal payments in respect of the Tranche A Term Loans scheduled to be made on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 shall be made on March 31, 2003.

         (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 21 consecutive quarterly installments, commencing on March 31, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche B Term Loans made on the Closing Date:


                  INSTALLMENT                                             PERCENTAGE
                  -----------                                             ----------

                  March 31, 2002                                          1.00%
                  June 30, 2002                                           0.25%
                  September 30, 2002                                      0.25%
                  December 31, 2002                                       0.25%
                  March 31, 2003                                          0.25%
                  June 30, 2003                                           0.25%
                  September 30, 2003                                      0.25%
                  December 31, 2003                                       0.25%
                  March 31, 2004                                          0.25%
                  June 30, 2004                                           0.25%
                  September 30, 2004                                      0.25%
                  December 31, 2004                                       0.25%
                  March 31, 2005                                          0.25%
                  June 31, 2005                                           0.25%
                  September 30, 2005                                      0.25%
                  December 31, 2005                                       0.25%
                  March 31, 2006                                          0.25%
                  June 31, 2006                                           0.25%
                  September 30, 2006                                      0.25%
                  December 31, 2006                                       0.25%
                  March 31, 2007                                          94.25%

PROVIDED, that if, having used its best efforts to obtain regulatory approvals required to permit quarterly payment of dividends by its Insurance Subsidiaries (the Primary Borrower hereby covenanting to use its best efforts to obtain such regulatory approvals), the Primary Borrower does not obtain such approvals for payments prior to June 30, 2002, principal payments in respect of the Tranche B Term Loans scheduled to be made on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 shall be made on March 31, 2003.

         2.4 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Primary Borrower (and, from and after the Revolving Commitment Increase Date and subject to the conditions set forth in Section 2.25, the Additional Borrower) from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Primary Borrower (and, from and after the Revolving Commitment Increase Date and subject to the conditions set forth in Section 2.25, the Additional Borrower) may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         (b) Each Borrower shall repay all outstanding Revolving Credit Loans made to such Borrower on the Revolving Credit Termination Date.

         2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Primary Borrower (and, from and after the Revolving Commitment Increase Date and subject to the conditions set forth in Section 2.25, the Additional Borrower) may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, PROVIDED that the relevant Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying

(i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED, that the Swing Line Lender may request, on behalf of the Primary Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.7. Upon receipt of any such notice from any Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of such Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

         2.6 SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Primary Borrower in the form of swing line loans ("SWING LINE LOANS") a portion of the credit otherwise available to the Primary Borrower under the Revolving Credit Commitments; PROVIDED that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Primary Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Primary Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

         (b) The Primary Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date. Each payment in respect of Swing Line Loans shall be made to the Swing Line Lender.

         2.7 PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS.
(a) The Primary Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, PROVIDED, the Primary Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the

Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Primary Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

         (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Primary Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. Upon the written request of any Revolving Credit Lender, the Administrative Agent will, within three Business Days of such request, inform such Revolving Credit Lender of the aggregate amount of Swing Line Loans outstanding on the date of such request.

         (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Primary Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage TIMES (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

         (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Primary Borrower may have against the Swing Line Lender, the Primary Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Primary Borrower; (iv) any breach of this Agreement or any other Loan Document by the Primary Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.8 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender made to such Borrower on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Primary Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further agrees to pay interest to the Administrative Agent for the account of the appropriate Lender on the unpaid principal amount of the Loans made to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of each Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender to such Borrower, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.

         2.9 COMMITMENT FEES, ETC. (a) The Primary Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Primary Borrower agrees to pay to the Administrative Agent on the Closing Date for the account of each Revolving Credit Lender and Tranche A Term Loan Lender, a commitment fee for the period from the date of this Agreement to the Closing Date, calculated on the aggregate amount of such Lender's Revolving Credit Commitment and Tranche A Term Loan Commitment at a rate per annum equal to (i) for the period from the date of this Agreement to April 13, 2001, .375% and (ii) from and after April 13, 2001, the Applicable Margin for Eurodollar Loans under the Revolving Credit Facility and Tranche A Term Loan Facility.

         (c) The Primary Borrower agrees to pay to the Administrative Agent on the Closing Date for the account of each Tranche B Term Loan Lender, a commitment fee for the period from the date of this Agreement to the Closing Date, calculated on the aggregate amount of such Lender's Tranche B Term Loan Commitment at a rate per annum equal to (i) for the period from the date of this Agreement to April 13, 2001, .375% and (ii) from and after April 13, 2001, the Applicable Margin for Eurodollar Loans under the Tranche B Term Loan Facility.

         (d) The Primary Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Primary Borrower and the Administrative Agent.

         (e) The Primary Borrower agrees to pay to the Arranger the fees in the amounts and on the dates from time to time agreed to in writing by the Primary Borrower and the Arranger.

         2.10 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. The Primary Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.11 OPTIONAL PREPAYMENTS. (a) Each Borrower may at any time and from time to time prepay the Loans made to such Borrower, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that
(i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.21 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

         (b) Each optional prepayment in respect of the Tranche B Term Loans on or prior to the date that is eighteen months after the Closing Date shall be accompanied by a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Closing Date, 1.5% of the principal amount of such prepayment and (ii) if such prepayment is made on or after the first anniversary of the Closing Date and prior to the date that is eighteen months after the Closing Date, 0.5% of the principal amount of such prepayment. Any prepayment of the Loans upon the refinancing thereof (whether with proceeds of equity or Indebtedness) or upon the occurrence of a Change of Control shall be deemed to be an optional prepayment.

         2.12 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) Unless the Required Prepayment Lenders and the Primary Borrower shall otherwise agree, if any Capital Stock shall be issued or sold by the Parent (except (i) any Capital Stock of the Parent the proceeds of which are used solely to purchase or prepay the Subordinated Seller Note and/or the Third Party Preferred Stock and (ii) any Capital Stock of the Parent issued to White Mountains as a part of the transaction in which the Berkshire Preferred Stock is redeemed with proceeds received from the exercise of warrants under the Warrant Agreement), on the date of such issuance or sale, an amount equal to 50% of the Net Proceeds thereof in excess of $5,000,000 shall be contributed to the common equity of the Primary Borrower and applied by the Primary Borrower toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.12(d); PROVIDED, that $20,000,000 of the proceeds of preferred stock issued by the Parent and sold to a third party in connection with the transactions contemplated by this Agreement shall be exempted from the requirements of this Section 2.12(a).

         (b) Unless the Required Prepayment Lenders and the Primary Borrower shall otherwise agree, if on any date the Primary Borrower or any of its Non-Insurance Subsidiaries shall receive Net Proceeds from any Asset Sale or Recovery Event, then, on such date, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, in each case in accordance with
Section 2.12(d), by the Required Portion of such Net Proceeds. For purposes of this Section 2.12(b), the "REQUIRED PORTION" of the Net Cash Proceeds of any Asset Sale or Recovery Event shall be (i) if no Reinvestment Notice is delivered in respect of such Net Cash Proceeds on or prior to the date of receipt of such Net Cash Proceeds, 100% of such Net Cash Proceeds in excess of $10,000,000, and
(ii) if the assets subject to such Disposition are insurance-related businesses or assets and a Reinvestment Notice is delivered in respect of such Net Cash Proceeds on or prior to the date of receipt of such Net Cash Proceeds, (A) with respect to Net Cash Proceeds of any Asset Sale or Recovery Event consummated in any fiscal year which, together with all other Asset Sales and Recovery Events consummated during such fiscal year, results in the Disposition of Capital and Surplus in an amount not exceeding 10% of combined Capital and Surplus of all Insurance Subsidiaries as of the last day of the immediately preceding fiscal year, 0% of such Net Cash Proceeds and (B) with respect to the Net Cash Proceeds of any Asset Sale or Recovery Event consummated in any fiscal year to the extent such Net Cash Proceeds are not covered by the foregoing sub-clause (A), 100% of such Net Cash Proceeds and (iii) if the assets subject to such Disposition are not insurance-related businesses or assets and a Reinvestment Notice is delivered in respect of such Net Cash Proceeds on or prior to the date of receipt or such Net Cash Proceeds, 0% of such Net Cash Proceeds. For purposes of determining the amount of Net Cash Proceeds of any Disposition to be allocated to sub-clause (A) and sub-clause (B), respectively, of clause (ii) of the preceding sentence in the case of any Disposition to which both such sub-clauses apply, the amount of Net Cash Proceeds allocated to such sub-clause (B) shall be the aggregate amount of such Net Cash Proceeds multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount of Capital and Surplus Disposed of in such Disposition and all prior Dispositions during such fiscal year in excess of 10% of combined Capital and Surplus of all Insurance Subsidiaries as of the last day of the immediately preceding fiscal year, and the denominator of which is the aggregate amount of Capital and Surplus Disposed of in such Disposition. In addition, in the event any Reinvestment Notice is delivered in respect of any Reinvestment Event, then, on the Reinvestment Prepayment Date applicable to such Reinvestment Event, the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(d).

         (c) Unless the Required Prepayment Lenders and the Primary Borrower shall otherwise agree, if, on the Closing Date, the aggregate unassigned surplus of dividend-paying first-tier Insurance Subsidiaries is less than $950,000,000 (it being understood that such aggregate unassigned surplus shall not be less than $900,000,000) and the Primary Borrower has received (in accordance with
Section 5.1(b)(iv)(A)), as the proceeds of equity issued to the Parent, the amount by which such aggregate unassigned surplus is less than $950,000,000, the Commitments shall be reduced by such amount immediately prior to the making of Loans on the Closing Date as set forth in Section 2.12(d).

         (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to paragraphs (a) and (b) of this Section shall be applied, FIRST, to the prepayment of the Term Loans and, SECOND, to reduce permanently the Revolving Credit Commitments; PROVIDED, that the Revolving Credit Commitments shall not be reduced to less that $100,000,000 pursuant to this Section 2.12. Amounts to be applied in connection with Commitment reductions made pursuant to paragraph (c) of this Section shall be applied to reduce the Commitments pro rata according to the respective principal amounts of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment. Any reduction of the Revolving Credit Commitments pursuant to this Section shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Primary Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent.

         2.13 CONVERSION AND CONTINUATION OPTIONS. (a) Each Borrower may elect from time to time to convert Eurodollar Loans made to such Borrower to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert Base Rate Loans made to such Borrower to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Each Borrower may elect to continue any Eurodollar Loan made to such Borrower as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and PROVIDED, FURTHER, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.14 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.15 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.16 COMPUTATION OF INTEREST AND FEES. (a) Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

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                                                                              38


         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) with respect to Loans made to such Borrower.

         2.17 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the relevant Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the relevant Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the relevant Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.18 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders PRO RATA according to the respective amounts then due and owing to the Lenders.

         (b) Subject to Section 2.18(d), each mandatory prepayment required by
Section 2.12 to be applied to Term Loans shall be allocated between the Term Loan Facilities PRO RATA according to the respective outstanding principal amounts of Term Loans under such Facilities. Subject to Section 2.18(d), each optional prepayment in respect of the Term Loans shall be allocated between the Term Loan Facilities PRO RATA according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans PRO RATA based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied (i) in the case of mandatory prepayments pursuant to Section 2.12(b), to the installments thereof PRO RATA based on the remaining outstanding principal amount of such installments, and (ii) in the case of all other prepayments, FIRST, to the next scheduled installment thereof to be due after the date of such prepayment, and, SECOND, to the remaining installments PRO RATA based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

         (c) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Credit Loans of such Borrower shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans of such Borrower then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the relevant Issuing Lender.

         (d) Notwithstanding anything to the contrary in Sections 2.11, 2.12 or 2.18(b), so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.11 or mandatory prepayment described in
Section 2.12 that is allocated to Tranche B Term Loans (such amounts, respectively, the "OPTIONAL PREPAYMENT AMOUNT" and the "MANDATORY PREPAYMENT AMOUNT"), at any time when Tranche A Term Loans remain outstanding, the Primary Borrower will:

                  (i) in the case of any optional prepayment of the Tranche B Term Loans which the Primary Borrower wishes to make, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below; and

                  (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.12, on the date specified in Section 2.12 for such prepayment, (A) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below and (B) deposit with the Administrative Agent the Mandatory Prepayment Amount.

         As promptly as practicable after receiving such notice from the Primary Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit H, and shall include an offer by the Primary Borrower to prepay on the Prepayment Date the Tranche B Term Loans of such Lender by an amount equal to the portion of the Optional Prepayment Amount or Mandatory Prepayment Amount, as the case may be, indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. The "PREPAYMENT DATE" in respect of any Prepayment Option Notice shall be the date which is (i) in the case of a Prepayment Option Notice relating to an optional prepayment, the later of (A) three Business Days after the date of such Prepayment Option Notice and
(B) the date on which the Primary Borrower has advised the Administrative Agent that it wishes to make such optional prepayment and (ii) in the case of a Prepayment Option Notice relating to a mandatory prepayment, the date which is three Business Days after the date of such Prepayment Option Notice.

         On the Prepayment Date:

                  (i) in the case of any optional prepayment, the Primary Borrower shall pay to the Administrative Agent the Optional Prepayment Amount, and the Administrative Agent shall (A) apply the Optional Prepayment toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted optional prepayment as described above and (B) apply the remaining portion of the Optional Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans; and

                  (ii) in the case of any mandatory prepayment, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Lenders have accepted mandatory prepayment as described above and
         (B) apply the remaining portion of the Mandatory Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans.

The procedures described above in this paragraph (d) shall not be applicable in the case of a prepayment in full of all Term Loans.

         (e) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, FIRST, to Base Rate Loans under such Facility and, SECOND, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

         (f) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by any Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (g) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the relevant Borrower.

         (h) Unless the Administrative Agent shall have been notified in writing by a Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against any Borrower.

         2.19 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Primary Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Primary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Primary Borrower (with a copy to the Administrative Agent) of a written request therefor, the Primary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

         (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this
Section 2.19, the Primary Borrower agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to the Primary Borrower, on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, at any time when such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, at any time when such Lender may be required by the Board of Governors of the Federal Reserve System or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such Eurodollar Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate using such reasonable means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans.

         (d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Primary Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Primary Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.20 TAXES. (a) Except as required by law, all payments made by each Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and doing business taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from such Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.20(a).

         (b) In addition, the Primary Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as soon as practicable thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an official receipt received by such Borrower showing payment thereof (or other evidence of such payment reasonably satisfactory to the Administrative Agent). If any Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or other applicable form), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit I and a Form W-8BEN (or other applicable form), or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by any Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the each Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to such Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         2.21 INDEMNITY. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender sustains or incurs as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto; PROVIDED that any request for indemnification made by a Lender pursuant to this Section 2.21 shall be made within six months of the incurrence of the loss or expense requested to be indemnified. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to any Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.22 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

         2.23 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event that it knows to give rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will use all commercially reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, or to assign its rights and obligations hereunder with respect to such Loans to another of its offices, branches or affiliates with the object of avoiding the consequences of such event, or to assign its rights and obligations hereunder with respect to such Loans to another of its offices, branches or affiliates, with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the reasonable sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

         2.24 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Primary Borrower shall be permitted to replace any Lender (a) that requests reimbursement for amounts owing pursuant to Section 2.19, (b) with respect to which any Borrower is required to pay any amounts under Section 2.20 or (c) that defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.22 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20,
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) such Borrower shall be liable to such replaced Lender under
Section 2.21 (as though Section 2.21 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender and replacement Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (including, without limitation, obtaining the consents provided for therein) (provided that the relevant Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the relevant Borrower shall pay all additional amounts (if any) required pursuant to Section
2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the relevant Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.25 OPTIONAL COMMITMENT INCREASE. (a) The Primary Borrower shall have the right at any one time during the period commencing on the Closing Date and ending on the first anniversary thereof to increase the Total Revolving Credit Commitments to an aggregate amount not to exceed $200,000,000 (i) by requesting in writing that any Lender or Lenders increase the amount of each such Lender's Revolving Credit Commitment or (ii) if, within 21 days of receipt of such request Lenders have not indicated their willingness to increase the Total Revolving Credit Commitments to the requested amount, by requesting that one or more banks or other financial institutions not a party to this Agreement become a Lender or Lenders hereunder; provided, that (x) the addition of any bank or financial institution becoming a Lender pursuant to clause (ii) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld), (y) the Revolving Credit Commitment of any bank or other financial institution becoming a Lender pursuant to clause (ii) above shall be at least $10,000,000 (except that in the event that the aggregate amount of the increase of Revolving Credit Commitments pursuant to clause (i) above shall be greater than $40,000,000 and less than $50,000,000, the Revolving Credit Commitment of one bank or financial institution becoming a Lender pursuant to clause (ii) above may be less than $10,000,000) and (z) the amount of the increase of any Lender's Revolving Credit Commitment pursuant to clause (i) above shall be at least $5,000,000.

         (b) Any increase in the Total Revolving Credit Commitments pursuant to
Section 2.25(a)(i) shall be effective only upon the execution and delivery to the Primary Borrower and the Administrative Agent of a commitment increase supplement in substantially the form of Exhibit K (a "REVOLVING COMMITMENT INCREASE SUPPLEMENT"), which Revolving Commitment Increase Supplement shall be delivered to the Administrative Agent not less than five Business Days prior to the date on which the increase provided for therein is to become effective (the "REVOLVING COMMITMENT INCREASE DATE") and shall specify (i) the amount of any increase in the Revolving Credit Commitment of any Lender and (ii) the Revolving Commitment Increase Date.

         (c) Any additional bank, financial institution or other entity which elects to become a party to this Agreement and provide a Revolving Credit Commitment pursuant to Section 2.25 (a)(ii) shall execute a New Lender Supplement (each, a "NEW LENDER SUPPLEMENT") with the Borrowers and the Administrative Agent, substantially in the form of Exhibit L. Upon its receipt of a New Lender Supplement executed by an additional bank, financial institution or


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                                                                              47


other entity which elects to become a party to this Agreement and provide a Revolving Credit Commitment pursuant to Section 2.25(a)(ii) (and which has been approved by the Administrative Agent as provided in Section 2.25(a)), the Administrative Agent shall (i) promptly accept such New Lender Supplement and
(ii) record the information and Revolving Credit Commitment contained therein in the Register on the effective date determined pursuant thereto, whereupon such bank, financial institution or other entity shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

         (d) If the Total Revolving Credit Commitments are increased pursuant to this Section 2.25, the amount of such increase shall, from and after the Revolving Commitment Increase Date, be available for usage by the Additional Borrower as Revolving Credit Loans and Letters of Credit (it being understood that such amount shall not be available for usage by the Additional Borrower as Swingline Loans); PROVIDED that not more than $10,000,000 of the L/C Commitment shall be available to the Additional Borrower for the issuance of Letters of Credit in accordance with Section 3.

         (e) Any increase in the Total Revolving Credit Commitments pursuant to this Section 2.25 shall not be effective unless:

                  (i) no Default or Event of Default shall have occurred and be continuing on the Revolving Commitment Increase Date;

                  (ii) each of the representations and warranties made by each Borrower in Section 4, or in any certificate delivered pursuant hereto, shall be true and correct in all material respects on the Revolving Commitment Increase Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

                  (iii) the Administrative Agent shall have received such corporate resolutions, legal opinions and other documents which it shall reasonably request with respect to the obligations of the Additional Borrower hereunder.

         Each notice requesting an increase in the Total Revolving Credit Commitments pursuant to this Section 2.25 shall constitute a certification to the effect set forth in clauses (i) and (ii) of this Section 2.25(e).

         (f) No Lender shall at any time be required to agree to a request of the Primary Borrower to increase its Revolving Credit Commitment or obligations hereunder.


                          SECTION 3 LETTERS OF CREDIT

         3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Primary Borrower (or, from and after the Revolving Commitment Increase Date and subject to the

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                                                                              48


limitations set forth in Section 2.25, the Additional Borrower) on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; PROVIDED, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

         (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Primary Borrower (or, from and after the Revolving Commitment Increase Date and subject to the limitations set forth in Section 2.25, the Additional Borrower) may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower. Each Issuing Lender shall, within three days of such issuance, give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof). Upon the written request of any Revolving Credit Lender, the Administrative Agent will, within three Business Days of such request, inform such Revolving Credit Lender of the aggregate drawable amount of all outstanding Letters of Credit issued to the Borrowers on the date of such request.

         3.3 FEES AND OTHER CHARGES. (a) Each Borrower will pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a fee on the aggregate drawable amount of all outstanding Letters of Credit issued for such Borrower's account at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, each Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by such Issuing Lender for such Borrower's account at a rate to be agreed upon by such Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the date of issuance of such Letter of Credit.

         (b) In addition to the foregoing fees, the relevant Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. Each Borrower agrees to reimburse each Issuing Lender, on the next Business Day after each date on which such Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued for such Borrower's account and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses
(a) and (b) in respect of any drawing, collectively, the "PAYMENT AMOUNT"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit issued for either Borrower's account shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to such Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by such Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, in the case of the Primary Borrower, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section
2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

         3.6 OBLIGATIONS ABSOLUTE. Each Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it for the account of such Borrower or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code in effect in the State of

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                                                                              51


New York (the "UCC") or, if applicable to such Letter of Credit, the Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit (the "UCP"), shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to such Borrower.

         3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

         3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


                    SECTION 4 REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, (i) the Parent and the Primary Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender and (ii) the Additional Borrower, upon becoming a Borrower hereunder, shall be deemed to represent and warrant to the Administrative Agent and each Lender that:

         4.1 FINANCIAL CONDITION. (a) The estimated pro forma consolidated balance sheet of the Primary Borrower and its consolidated Subsidiaries as at September 30, 2000 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the use of proceeds thereof, (iii) the other financing transactions to be consummated in connection with the Acquisition, (iv) an increase in reserves of at least $800,000,000 at September 30, 2000 for 1999 and prior accident years, (v) an aggregate unassigned surplus of dividend paying first-tier Insurance Subsidiaries of at least $950,000,000, (vi) the net cost of the Reinsurance Agreements described in Section 5.1(m) and (vii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Primary Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Primary Borrower and its consolidated Subsidiaries as at September 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date, and the PRO FORMA balance sheet referred to in Section 5.1(c)(i)(B) shall be, if required to be delivered pursuant to such Section, prepared based on the best information available to the Primary Borrower as of the date of delivery thereof, and shall present fairly on a pro forma basis the estimated financial position of Primary Borrower and its consolidated Subsidiaries as at December 31, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (b) The unaudited pro forma consolidated balance sheets and consolidated income statements of the entities comprising the Acquired Assets as at December 31, 1999 (including the notes thereto), (collectively, the "ACQUIRED ASSETS FINANCIAL STATEMENTS"), copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of such entities as at such date, and the consolidated results of their operations for the respective fiscal years then ended. All such financial statements, including the schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. The entities comprising the Acquired Assets do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the entities comprising the Acquired Assets of any material part of their business or Property, except for the Preclosing Transactions.

         (c) The audited consolidated balance sheets of White Mountains as at December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by unqualified reports from PricewaterhouseCoopers and KPMG LLP with respect to the fiscal years ended on December 31, 1998 and December 31, 1999 respectively, present fairly the consolidated financial condition of White Mountains as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of White Mountains as at September 30, 2000, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of White Mountains as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). White Mountains and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or filings made by White Mountains with the SEC after December 31, 1999 and prior to March 1, 2001. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by White Mountains of any material part of its business or Property, except as disclosed in filings made by White Mountains with the SEC after December 31, 1999 and prior to March 1, 2001.

         (d) The audited consolidated balance sheets of CGU as at December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by unqualified reports from PricewaterhouseCoopers, present fairly the consolidated financial condition of CGU as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of CGU as at

September 30, 2000, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of CGU as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). CGU and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 30, 2000 to and including the date hereof there has been no Disposition by CGU of any material part of its business or Property other than the Preclosing Transactions.

         (e) The audited combined financial statements of admitted assets, liabilities and Capital and Surplus of the Insurance Subsidiaries of CGU as at December 31, 1999, and the related combined statements of income, Capital and Surplus and cash flows for the fiscal years ended on such date, reported on by and accompanied by unqualified reports from PricewaterhouseCoopers, present fairly the combined financial condition of the Insurance Subsidiaries of CGU as at such date, and the combined results of their operations and their combined cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with SAP applied consistently throughout the periods involved (except as approved by the aforementioned firms of accountants and disclosed therein). The Insurance Subsidiaries of CGU do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by CGU of any material part of the business or Property of its Insurance Subsidiaries, except for the Preclosing Transactions.

         The representations and warranties set forth in paragraphs (a), (b),
(d) and (e) above are qualified in their entirety by the Specified Exceptions.

         4.2 NO CHANGE. (a) Up to and including the Closing Date (prior to giving effect to the consummation of the Acquisition), since December 31, 1999 and (b) from and including the Closing Date (after giving effect to the Acquisition), since the Closing Date, there has been no development or event that has or could reasonably be expected to have a Material Adverse Effect.

         4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Parent, each Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. It is understood that this provision shall not imply a representation with respect to environmental matters, which representation is set forth in Section 4.16.

         4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of each Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of each Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.18, except to the extent failure to obtain any consents, authorizations, filings and notices could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Parent, any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents), except to the extent such violation or Lien could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent or any Borrower, threatened by or against the Parent, any Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

         4.7 NO DEFAULT. Neither the Parent, any Borrower or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. It is understood that CGU and/or its Subsidiaries have lost the right to remarket Industrial Revenue Bonds in an aggregate principal amount not greater than $30,750,000 as a result of the loss or withdrawal of a credit rating and are being required to repurchase the bonds as remarket dates occur.

         4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Parent, each Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3, except to the extent such defects in title could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.9 INTELLECTUAL PROPERTY. The Parent, each Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent or any Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Parent, each Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect. It is understood that the Primary Borrower and its Subsidiaries will be permitted to use the CGU name and related tradenames for (i) with respect to Insurance Subsidiaries, a period of eighteen months after the Closing Date (with conditional six-month extensions through September 24, 2005 in jurisdictions where regulatory approval for name changes has not been received) but not thereafter and (ii) with respect to Non-Insurance Subsidiaries, a period of 180 days after the Closing Date but not thereafter.

         4.10 TAXES. Each of the Parent, each Borrower and each of its Subsidiaries has filed or caused to be filed all material Federal, state and other tax returns that are required to be filed (taking into account any applicable extensions) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with SAP or GAAP, as applicable, have been provided on the books of the Parent, any Borrower or its Subsidiaries, as the case may be); and, to the knowledge of the Parent and each Borrower, no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge.

         4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the relevant Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

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                                                                              56


         4.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, other than in connection with acquisitions of Houston General Insurance Group, York Insurance Company and A.W.G. Dewar, Inc. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, if the Plan then terminated, could reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any Commonly Controlled Entity of any Borrower has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Borrower nor any Commonly Controlled Entity of any Borrower would become subject to any liability under ERISA which could reasonably be expected to result in a Material Adverse Effect if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

         4.14 SUBSIDIARIES. (a) The Subsidiaries listed on Schedule 4.14 constitute all the Subsidiaries of the Primary Borrower on the Closing Date after giving effect to the Acquisition and the Preclosing Transactions. Schedule
4.14 sets forth as of the date of this Agreement the name and jurisdiction of incorporation of each such Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

         (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Parent, the Primary Borrower or any Subsidiary, except as disclosed on Schedule 4.14.

         4.15 USE OF PROCEEDS. The proceeds of the Loans, and the Letters of Credit, shall be used to finance a portion of the Acquisition, to repay certain existing indebtedness of CGU and its subsidiaries, to pay related fees and expenses and for working capital and general corporate purposes of the relevant Borrower and its Subsidiaries in the ordinary course of business.

         4.16 ENVIRONMENTAL MATTERS. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) Each Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now and were not present at, on, under, in or about any real property formerly owned, leased or operated by any of them during the period of such ownership, lease or operation, owned, leased or operated by any Borrower or any of its Subsidiaries, and neither any Borrower nor any of its Subsidiaries (nor any entity for the actions of which any of them is responsible) has released or discharged any Materials of Environmental Concern at any property formerly owned, leased or operated by any of them or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) adversely interfere with any Borrower's or any of its Subsidiaries' continued operations.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Borrower or any of its Subsidiaries is, or to the knowledge of the Parent or any Borrower will be, named as a party that is pending or, to the knowledge of the Parent or any Borrower threatened, nor has any Borrower nor any of its Subsidiaries received any request for information the subject of which could reasonably be expected to result in any of the foregoing.

                  (d) Neither any Borrower nor any of its Subsidiaries has received any written notice that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither any Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither any Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, reasonably likely to form the basis for any claim under any Environmental Law or with respect to any Material of Environmental Concern.

                  (g) It is understood that Section 4.16 does not apply to claims made pursuant to policies for which any Borrower or any of its Subsidiaries is or is asserted to be responsible, issued pursuant to the insurance business of the Borrower and/or its Insurance Subsidiaries or to the settlement of any such claims.

         4.17 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Primary Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. This Section 4.17 is qualified in its entirety by the Specified Exceptions.

         4.18 SECURITY DOCUMENTS. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.18-1 (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all documents required for which filings have been duly completed and executed and delivered to the Administrative Agent), the Guarantee and Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case to the extent that such security interest can be perfected by the delivery of stock certificates and other instruments with effective indorsements, the filing of UCC financing statements, and filings in respect of Intellectual Property in the United States Patent and Trademarks Office. Schedule 4.18-2 lists each UCC Financing Statement that (i) names any Loan Party (other than the Additional Borrower) as debtor and
(ii) will remain on file after the Closing Date. Schedule 4.18-3 lists each UCC Financing Statement that (i) names any Loan Party (other than the Additional Borrower) as debtor and (ii) will be terminated on or prior to the Closing Date; and


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                                                                              59


on or prior to the Closing Date, the Primary Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 4.18-3.

         4.19 SOLVENCY. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         4.20 INSURANCE REGULATORY MATTERS. No License of any Insurance Subsidiary, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the knowledge of the Parent or the Primary Borrower, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.


                         SECTION 5 CONDITIONS PRECEDENT

         5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent and each Borrower, and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Parent, the Primary Borrower and each Subsidiary Guarantor.

                  (b) ACQUISITION, ETC. The following transactions shall have been consummated, or shall be consummated concurrently with the making of the initial Loans on the Closing Date and the Administrative Agent shall have received satisfactory evidence thereof (it being understood that any shortfall in the amounts required to be received by White Mountains, the Parent, the Primary Borrower or CGU pursuant to paragraphs (ii), (iii), (iv) and (v) below may be replaced with Excess
         Cash):

                      (i) The Acquisition shall have been consummated pursuant to the Acquisition Documentation; and the Acquisition Documentation shall not have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of the Administrative Agent.

                     (ii) White Mountains shall have received commitments from
         (i) the Investor Group to purchase for cash at least $441,000,000 of equity securities of White Mountains and (ii) Berkshire Hathaway to purchase (A) the Berkshire Preferred Stock for cash in an amount not less than $225,000,000, and (B) for cash in an amount not less than $75,000,000 a warrant to purchase common stock of White Mountains pursuant to the Warrant Agreement.

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                                                                              60


                     (iii) The Parent shall have received at least $875,000,000 PLUS the amount, if any, by which the aggregate unassigned surplus of dividend-paying first-tier Insurance Subsidiaries is less than $950,000,000 (it being understood that such aggregate unassigned surplus shall not be less than $900,000,000) from the proceeds of equity issued by the Parent to White Mountains and/or the Investor Group, including $20,000,000 from the issuance of preferred stock which shall be sold to a third party investor (the "THIRD PARTY PREFERRED STOCK").

                      (iv) The Primary Borrower shall have received (A) at least $875,000,000 PLUS the amount, if any, by which the aggregate unassigned surplus of dividend-paying first-tier Insurance Subsidiaries is less than $950,000,000 (it being understood that such aggregate unassigned surplus shall not be less than $900,000,000) as the proceeds of common stock issued to the Parent and (B) at least $225,000,000 as the proceeds of the Berkshire Preferred Stock.

                       (v) CGU shall have received (A) as dividends from its Subsidiaries cash in an amount not less than $313,000,000 and (B) cash in the amount of $235,000,000 as proceeds of the Preclosing Transactions, and all such cash described in the foregoing clauses (A) and (B) shall be available for use to pay a portion of the purchase price of the Acquisition.

                      (vi) The Preclosing Transactions shall have been consummated in accordance with the Stock Purchase Agreement on or prior to the Closing Date.

                  (c) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders and the Administrative Agent shall have received (i) (A) the Pro Forma Balance Sheet and (B) if the Closing Date occurs after March 31, 2001, an estimated PRO FORMA balance sheet as at December 31, 2000, reflecting the events and transactions described in clauses
         (i) to (vi) of Section 4.1(c) (except that the amount set forth in clause (v) of Section 4.1(a) may be reduced by not more than $50,000,000 if the Commitments have been correspondingly reduced pursuant to Section 2.12(d)), as if such events and transactions had occurred on December 31, 2000, (ii) the Acquired Assets Financial Statements, (iii) audited consolidated financial statements of White Mountains for the 1998, 1999 and, if the Closing Date occurs after March 31, 2001, 2000 fiscal years, (iv) if the Closing Date occurs prior to March 31, 2001, unaudited interim consolidated financial statements of White Mountains for the nine-month period ended on September 30, 2000, (v) audited consolidated financial statements of CGU for the 1999 and, if the Closing Date occurs after March 31, 2001, 2000 fiscal years, (vi) if the Closing Date occurs prior to March 31, 2001, unaudited interim consolidated financial statements of CGU for the nine-month period ended on September 30, 2000 and (vii) audited combined financial statements of admitted assets, liabilities and Capital and Surplus of the Insurance Subsidiaries of CGU for the 1999 and, if the Closing Date occurs after March 31, 2001, 2000 fiscal years. All such financial statements shall be prepared in accordance with GAAP or SAP, as appropriate, and shall be certified by an appropriate financial officer or accountants, as applicable. The financial statements referred to in clauses (i), (ii), (v), (vi) and
         (vii) above are qualified in their entirety by the Specified
         Exceptions.

                  (d) APPROVALS. All governmental and third party approvals necessary in connection with the Acquisition, the continuing operations of the Parent, each Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

                  (e) RELATED AGREEMENTS. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Primary Borrower, of the Subordinated Seller Note, the Tax Sharing Agreement and such other documents or instruments as may be reasonably requested by the Administrative Agent.

                  (f) FEES. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Primary Borrower to the Administrative Agent on or before the Closing Date.

                  (g) BUSINESS PLAN. The Lenders and the Administrative Agent shall have received a satisfactory business plan for fiscal years 2001-2007 and a satisfactory written analysis of the business and prospects of the Primary Borrower and its Subsidiaries for the period from the Closing Date through December 31, 2007 (which business plan has been included in the Confidential Information Memorandum and is deemed satisfactory to the Administrative Agent and the Lenders).

                  (h) LIEN SEARCHES. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3.

                  (i) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (j) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                      (i) the legal opinion of Cravath Swaine & Moore, counsel to White Mountains, the Parent, the Primary Borrower and its Subsidiaries, and the Additional Borrower, substantially in the form of Exhibit F-1;

                     (ii) the legal opinion of Roger Singer, general counsel of CGU and its Subsidiaries, substantially in the form of Exhibit F-2; and

                    (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Documentation, accompanied by a reliance letter in favor of the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (k) PLEDGED STOCK; STOCK POWERS; ACKNOWLEDGMENT AND CONSENT. With respect to the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, (i) if such shares constitute "certificated securities" within the meaning of Article 8 of the UCC, the Administrative Agent shall have received the stock certificates representing such shares, indorsed in blank by an effective indorsement or accompanied by appropriate stock powers duly executed in blank and
         (ii) if such shares constitute "uncertificated securities" within the meaning of Article 8 of the UCC, all actions shall have been taken that are required by Article 8 of the UCC to cause the Administrative Agent to acquire "control" of such shares within the meaning of Article 8 of the Uniform Commercial Code in effect in the State of New York. The Administrative Agent shall have received an Acknowledgment, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement.

                  (l) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

                  (m) REINSURANCE AGREEMENTS. Insurance Subsidiaries of CGU shall have entered into (i) a Reinsurance Agreement with Berkshire Hathaway (materially consistent with that described in the letter, dated July 18, 2000, from Ajit Jain of Berkshire Hathaway Group to Ray Barrette of White Mountains, together with the Reinsurance Agreement Terms attached to such letter) for not less than $2,500,000,000 (relating to certain discontinued operations) and (ii) a Reinsurance Agreement (the terms of which shall be reasonably acceptable to the Arranger) with one of the third party reinsurers previously identified to the Arranger or a comparably rated or more highly rated third party reinsurer providing excess of loss coverage for accident year 2000 and prior with a limit of between $550,000,000 and $600,000,000 (relating to certain continuing operations) at a cost not to exceed $350,000,000.

                  (n) STATUTORY NET WORTH. The aggregate Capital and Surplus of the Primary Borrower's Insurance Subsidiaries shall be not less than $2,300,000,000 as of the end of the fiscal quarter most recently ended prior to the Closing Date, after giving pro forma effect to the consummation of the Acquisition and related transactions, including the Reinsurance Agreements referenced in Section 5.1(m), the increase in reserves described in Section 5.1(c) and the contribution of Folksamerica and Main Street America as a part of the Preclosing Transactions.

                  (o) INSURANCE SUBSIDIARY RATING. All Material Insurance Subsidiaries shall have received a financial strength rating of at least A- from A.M. Best.

         5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.


                        SECTION 6 AFFIRMATIVE COVENANTS

         The Parent and the Primary Borrower hereby jointly and severally agree that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Parent and the Primary Borrower shall and shall cause each of its Subsidiaries to:

         6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (with sufficient copies for distribution by the Administrative Agent to each Lender):

                  (a) (i) as soon as available, but in any event within 95 days after the end of each fiscal year of the Primary Borrower subsequent to the Closing Date, a copy of the audited consolidated balance sheet of the Primary Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

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                                                                              64


                  (ii) as soon as available, but in any event not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Primary Borrower subsequent to the Closing Date, the unaudited consolidated balance sheet of the Primary Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Primary Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

         all such financial statements, together with notes to such financial statements, to fairly present in all material respects the financial condition and income and cash flows of the subject thereof as at the dates and for the periods covered thereby, and to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  (b) (i) to the extent such a report is required by law to be prepared, as soon as available but not later than 85 days after the end of each fiscal year of each Material Insurance Subsidiary subsequent to the Closing Date, copies of the unaudited Annual Statement of such Material Insurance Subsidiary, certified by a Responsible Officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing (it being understood that 150 days shall be allowed for delivery of audited statements);

                     (ii) as soon as available but not later than 70 days after the end of each of the first three fiscal quarters of each fiscal year of each Material Insurance Subsidiary subsequent to the Closing Date, copies of the Quarterly Statement of each of the Material Insurance Subsidiaries, certified by a Responsible Officer of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected herein;

                     (iii) within 15 days after being delivered to any Material Insurance Subsidiary subsequent to the Closing Date, any final Report on Examination issued by the applicable Department or the NAIC that results in material adjustments to the financial statements referred to in paragraphs (b)(i) or (b)(ii) above; and

                      (iv) within 100 days after the end of each fiscal year of each Material Insurance Subsidiary subsequent to the Closing Date, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each such Material Insurance Subsidiary which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Material Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Material Insurance Subsidiary.

         6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (with sufficient copies for distribution by the Administrative Agent to each Lender), or, in the case of clause (f), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a)(i) (and, if such financial statements are audited, Section 6.1(b)(i)), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default (it being understood that such certificate may be limited in scope and qualified in accordance with customary practices of the accounting profession), except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Parent, the Primary Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Primary Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

                  (c) as soon as available, and in any event no later than 95 days after the end of each fiscal year of the Primary Borrower subsequent to the Closing Date, a consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Primary Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow (cash flow to be prepared on a Parent only basis), projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Primary Borrower stating that such Projections have been prepared in good faith and are based on good faith estimates and assumptions believed by the Primary Borrower to be reasonable at the time made (it being recognized by the Lenders that such opinions, projections and forecasts as to any future event or state of affairs are not to be viewed as factual information and that actual results during the period or periods covered by any such opinion, projection or forecast may differ from the opinions and projected and forecast results);

                  (d) within 50 days after the end of each first, second and third fiscal quarter of the Primary Borrower subsequent to the Closing Date, and within 95 days after the end of each fourth fiscal quarter of the Primary Borrower subsequent to the Closing Date, a narrative discussion and analysis of the financial condition and results of operations of the Primary Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) within 10 days after the same are sent, copies of all financial statements and reports that the Parent or any Borrower (it being understood that White Mountains shall be required to furnish such financial statements and reports in its capacity as an Additional Borrower only after becoming an Additional Borrower hereunder) sends to the holders of any class of its debt securities or public equity securities and, within 10 days after the same are filed, copies of all financial statements and reports that the Parent or such Borrower may make to, or file with, the SEC;

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent, the Primary Borrower or its Subsidiaries, as the case may be; PROVIDED, that the Borrowers may, in the ordinary course of business, extend payments on those payables if beneficial to the operation of their businesses.

         6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all licenses, rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (i) above (with respect to Subsidiaries) and clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies (not affiliated with the Parent) insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (it being understood that, to the extent consistent with prudent business practices of Persons carrying on a similar business in a similar location, a program of self-insurance for first and other loss layers may be utilized).

         6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or SAP as applicable) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Parent, the Primary Borrower and its Subsidiaries with officers and employees of the Parent, the Primary Borrower and its Subsidiaries and, so long as a representative of the Primary Borrower is present during such discussions (unless a Default has occurred and is continuing), with its independent certified public accountants. It is understood that (i) any information obtained by any Lender in any visit or inspection pursuant to this Section shall be subject to the confidentiality requirements of Section 10.14,
(ii) the Parent and the Borrowers may impose, with respect to any Lender or any Affiliate of any Lender reasonably deemed by the Parent to be engaged significantly in a business which is directly competitive with any material business of the Parent, the Borrowers and their Subsidiaries, reasonable restrictions on access to proprietary information of the Parent, the Borrowers and their Subsidiaries and (iii) so long as no Default shall be continuing, the Lenders will coordinate their visits through the Administrative Agent with a view to preventing the visits provided for by this Section from becoming unreasonably burdensome to the Parent, the Borrowers and their Subsidiaries.

         6.7 NOTICES. Promptly give notice to the Administrative Agent (it being agreed that the Administrative Agent shall, upon receipt of such notice, notify each Lender thereof) of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Parent, the Primary Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Parent, the Primary Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) (i) any litigation or proceeding affecting the Parent, the Primary Borrower or any of its Subsidiaries (other than claims-related litigation involving an Insurance Subsidiary) in which the amount involved is $20,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought and (ii) any claims-related litigation affecting any Insurance Subsidiary in which the exposure (net of reinsurance arrangements) of any Insurance Subsidiary is $20,000,000 or more and for which it reasonably could be expected that liability would result;

                  (d) the following events, as soon as possible and, in any event, within 30 days after a Responsible Officer of the Primary Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Primary Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Parent, the Primary Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. For purposes of this section 6.8(a), noncompliance by the Parent, the Primary Borrower and its Subsidiaries with any applicable Environmental Law shall be deemed not to constitute a breach of this section provided that, (i) upon learning of any actual or suspected noncompliance, each of them shall promptly undertake reasonable efforts to achieve compliance, and (ii) in any case, such non-compliance and any other noncompliance with Environmental Law , individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directions as have been properly challenged in good faith; PROVIDED, that in any case such orders and directives could not reasonably be expected to have a Material Adverse Effect.

         (c) It is understood that Section 6.8 shall not apply to claims under policies issued as part of the insurance business of the Borrower or its Insurance Subsidiaries.

         6.9 INTEREST RATE PROTECTION. In the case of the Primary Borrower, within 150 days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

         6.10 ADDITIONAL COLLATERAL, ETC. (a) With respect to any assets of the type constituting Collateral under the Guarantee and Collateral Agreement acquired after the Closing Date by the Parent, the Primary Borrower or any of its Non-Insurance Subsidiaries (other than assets acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets and (ii) take all actions necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such assets, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law.

         (b) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Parent, the Primary Borrower or any of its Non-Insurance Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in all shares of Capital Stock of such new Subsidiary that are owned by the Parent, the Primary Borrower or any of its Subsidiaries, (ii) take all actions required by Article 8 of the UCC to cause the Administrative Agent to acquire "control" of such shares of Capital Stock within the meaning of Article 8 of the UCC, (iii) cause such new Subsidiary (unless such Subsidiary is an Insurance Subsidiary) (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Parent, the Primary Borrower or any of its Non-Insurance Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary that is owned by the Parent, the Primary Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 66% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) take all actions required by Article 8 of the UCC to cause the Administrative Agent to acquire "control" of such shares of Capital Stock within the meaning of Article 8 of the UCC or take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and
(iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) For avoidance of doubt, it is understood that no Insurance Subsidiary shall be required to become a guarantor under the Guarantee and Collateral Agreement or to create a security interest in any of its assets to secure the obligations of the Borrowers hereunder. It is understood that perfection actions with respect to Property becoming Collateral after the Closing Date will be consistent with actions required by Section 5.1 with respect to Collateral of the same type on the Closing Date, unless any change in law or customary practices require any additional or different actions.

         6.11 SUBORDINATED SELLER NOTE. In the case of the Parent or the Primary Borrower, on or before the date which is eighteen months after the Closing Date, either (i) purchase the Subordinated Seller Note (to the extent not prepaid pursuant to Section 7.6(d)) for common or preferred stock of White Mountains or the Parent or (ii) refinance the Subordinated Seller Note (to the extent not prepaid pursuant to Section 7.6(d)) with (a) the proceeds of the issuance of common or preferred stock of the Parent or White Mountains or (b) subordinated Indebtedness of the Parent or the Primary Borrower permitted pursuant to Section 7.2, the maturity date of which shall be later than the date which is six months after the final maturity date of the Term Loans and the terms and conditions of which shall be reasonably satisfactory to the Required Lenders.

         6.12 TAX SHARING AGREEMENT. In the case of the Primary Borrower, within one month following the Closing Date, enter into with the Parent, and each Subsidiary of the Primary Borrower, and file with each appropriate Department, a tax sharing agreement (the "TAX SHARING AGREEMENT") reasonably satisfactory in form and substance to the Administrative Agent.


                          SECTION 7 NEGATIVE COVENANTS

         The Parent and the Primary Borrower hereby jointly and severally agree that, from and after the Closing Date and so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Parent and the Primary Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 FINANCIAL CONDITION COVENANTS.

         (a) INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Primary Borrower ending on any date set forth below to be less than the ratio set forth below opposite such date:


             DATE                                INTEREST COVERAGE RATIO
             ----                                -----------------------

             June 30, 2001                                2.25:1.00
             September 30, 2001                           2.25:1.00
             December 31, 2001                            2.25:1.00

             March 31, 2002                               2.25:1.00
             June 30, 2002                                2.50:1.00
             September 30, 2002                           2.50:1.00
             December 31, 2002                            2.50:1.00

             March 31, 2003                               2.50:1.00
             June 30, 2003                                2.75:1.00
             September 30, 2003                           2.75:1.00
             December 31, 2003                            2.75:1.00

             March 31, 2004                               2.75:1.00
             June 30, 2004 and thereafter                 3.00:1.00

         (b) FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Primary Borrower ending on any date set forth below to be less than the ratio set forth below opposite such date:


                                                 FIXED CHARGE
             DATE                                COVERAGE RATIO
             ----                                --------------

             June 30, 2001                          1.20:1.00
             September 30, 2001                     1.20:1.00
             December 31, 2001                      1.20:1.00

             March 31, 2002                         1.20:1.00
             June 30, 2002                          1.20:1.00
             September 30, 2002                     1.20:1.00
             December 31, 2002                      1.20:1.00

             March 31, 2003                         1.20:1.00
             June 30, 2003                          1.20:1.00
             September 30, 2003                     1.20:1.00
             December 31, 2003                      1.20:1.00

             March 31, 2004                         1.20:1.00
             June 30, 2004 and
             thereafter                             1.30:1.00

         (c) LEVERAGE RATIO. Permit the Leverage Ratio as at the end of any fiscal quarter of the Primary Borrower set forth below to exceed the ratio set forth below opposite such fiscal quarter:


             FISCAL QUARTER                             LEVERAGE RATIO
             --------------                             --------------

             June 30, 2001                                   39%
             September 30, 2001                              39%
             December 31, 2001                               39%

             March 31, 2002                                  39%
             June 30, 2002                                   35%
             September 30, 2002                              35%
             December 31, 2002                               35%

             March 31, 2003                                  35%
             June 30, 2003                                   30%
             September 30, 2003                              30%
             December 31, 2003                               30%

             March 31, 2004                                  30%
             June 30, 2004 and
             thereafter                                      25%

         (d) MAINTENANCE OF NET WORTH. Permit Consolidated Net Worth on any date of determination thereof to be less than the sum of (without duplication) (i) $1,630,000,000, (ii) 80% of the Net Proceeds of the issuance or sale of equity securities by the Primary Borrower consummated after the Closing Date or any capital contribution made to the Primary Borrower after the Closing Date by any holder of its common stock and (iii) 50% of positive Consolidated Net Income of the Primary Borrower for each fiscal quarter ending after the Closing Date and on or prior to such date of determination, MINUS 100% of cash distributions and dividends paid, or shares repurchased, by the Primary Borrower after the Closing Date and on or prior to such date of determination, as permitted by Section 7.6.

         (e) MAINTENANCE OF CAPITAL AND SURPLUS. Permit the combined Capital and Surplus of the Insurance Subsidiaries on any date of determination thereof to be less than the sum of (without duplication) (i) $2,140,000,000, (ii) 80% of the Net Proceeds of the issuance or sale of equity securities by the Insurance Subsidiaries consummated after the Closing Date or any capital contribution made to the Insurance Subsidiaries after the Closing Date by any holder of common stock thereof and (iii) 50% of positive combined Consolidated Net Income of the Insurance Subsidiaries for each fiscal quarter ending after the Closing Date and on or prior to such date of determination, MINUS (x) 100% of cash distributions and dividends paid by the Insurance Subsidiaries after the Closing Date and on or prior to such date of determination and (y) the Capital and Surplus of any Insurance Subsidiary Disposed of after the Closing Date and prior to the date of such determination.

         (f) RISK BASED CAPITAL RATIO. Permit the Risk Based Capital Ratio at the end of any fiscal year (i) of any of any Material Insurance Subsidiary except Folksamerica Reinsurance Company to be less than 300% or (ii) of Folksamerica Reinsurance Company to be less than (x) 250% with respect to the fiscal years ending December 31, 2001 and December 31, 2002 and (y) 300% with respect to the fiscal year ending December 31, 2003 and any fiscal year thereafter.

         7.2 LIMITATION ON INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. Create, incur, assume or suffer to exist any Indebtedness or, in the case of any Subsidiary, issue any preferred stock, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Parent or the Primary Borrower to any Subsidiary and of any Subsidiary Guarantor to the Parent, the Primary Borrower or any other Subsidiary;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

                  (d) Indebtedness of CGU Insurance Company outstanding on the date hereof (except for intercompany indebtedness to be repaid in connection with the consummation of the Acquisition) in an aggregate principal amount not to exceed $30,750,000;

                  (e) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(e) (pro forma for the Acquisition) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (f) Indebtedness of Folksamerica in respect of the Folksamerica Promissory Note;

                  (g) Guarantee Obligations made in the ordinary course of business by the Parent, the Primary Borrower or any of its Subsidiaries of obligations of the Primary Borrower or any Subsidiary Guarantor;

                  (h) Indebtedness of the Parent in respect of the Subordinated Seller Note in an aggregate principal amount not to exceed $260,000,000 and any refinancing thereof permitted pursuant to Section 6.11, PROVIDED, the maturity date of such refinancing shall be no earlier than the date that is six months after the final maturity date of the Term Loans;

                  (i) Indebtedness of the Primary Borrower in respect of any refinancing of the Subordinated Seller Note permitted pursuant to
         Section 6.11, PROVIDED, that (i) the maturity date of such Indebtedness shall be no earlier than the date that is six months after the final maturity date of the Term Loans, (ii) the interest rate with respect to such Indebtedness shall not be greater than 13% per annum and (iii) the terms and conditions of such Indebtedness shall be reasonably satisfactory to the Required Lenders (it being understood and agreed that any Indebtedness permitted by this Section 7.2(i) shall not be considered as equity for the purposes of calculating compliance with the covenants set forth in Section 7.1);

                  (j) Guarantee Obligations of the Primary Borrower in respect of loans to officers and directors of the Parent, the Primary Borrower, White Mountains or any of their respective Subsidiaries in an aggregate principal amount not exceeding $15,000,000;

                  (k) Indebtedness in respect of Surplus Debentures in an aggregate principal amount not to exceed $200,000,000 during the term of this Agreement issued by any Insurance Subsidiaries;

                  (l) unsecured Indebtedness of the Parent or the Primary Borrower in an aggregate principal amount not to exceed $400,000,000, the maturity date of which shall be later than the date that is six months after the final maturity date of the Term Loans and the interest rate with respect to which shall not be greater than 13% per annum, PROVIDED that, unless the Required Prepayment Lenders and the Primary Borrower shall otherwise agree, the Net Proceeds of such Indebtedness are used immediately upon receipt thereof to prepay the Term Loans (and after the Term Loans are repaid in full, to permanently reduce the Revolving Credit Commitments);

                  (m) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such Hedge Agreements are not entered into for speculative purposes;

                  (n) short-term Indebtedness of Insurance Subsidiaries to provide short-term liquidity to facilitate claims payments in the event of catastrophes, in an aggregate principal amount not to exceed $400,000,000, which is secured by the assets of Insurance Subsidiaries;

                  (o) Indebtedness of any Insurance Subsidiary incurred in the ordinary course of its business and letters of credit issued for the account of any Insurance Subsidiary in the ordinary course of its business;

                  (p) Indebtedness of Folksamerica in an aggregate principal amount of up to $25,000,000, the proceeds of which are used to finance acquisitions;

                  (q) Indebtedness of the Parent, the Primary Borrower or any Subsidiary Guarantor to White Mountains in an aggregate principal amount not to exceed $10,000,000; and

                  (r) additional unsecured Indebtedness of the Primary Borrower or any of its Subsidiaries in an aggregate principal amount (for the Primary Borrower and all Subsidiaries) not to exceed $110,000,000 at any one time outstanding, not more than $15,000,000 of which may mature prior to the final maturity of the Term Loans.

         7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Primary Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that secure payments that are not more than 60 days delinquent in accordance with their terms or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of letters of credit, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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                                                                              75


                  (e) easements, rights-of-way, restrictions and other similar encumbrances that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Primary Borrower or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e), PROVIDED that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Primary Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, or (iii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by the Primary Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens on certain real property securing Indebtedness permitted by Section 7.2(d);

                  (k) Liens on the property of assets of a corporation that becomes a Subsidiary after the date hereof securing Indebtedness otherwise permitted, PROVIDED that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not expanded to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than after-acquired title in or on such property and proceeds of the existing collateral in accordance with the instrument creating such Lien), and (iii) the amount of Indebtedness secured thereby is not increased;

                  (l) licenses, leases or subleases permitted hereunder granted to other Persons not interfering in any material respect in the business of the Primary Borrower or any of its Subsidiaries;

                  (m) attachment or judgment Liens in respect of judgments or decrees that have not been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof and, in addition, attachment or judgment Liens in an aggregate amount outstanding at any one time not in excess of $5,000,000 (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged in writing coverage above applicable deductibles);

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                                                                              76


                  (n) Liens arising from precautionary U.C.C. financing statement filings with respect to operating leases or consignment arrangements entered into by the Primary Borrower or any of its Subsidiaries in the ordinary course of business;

                  (o) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

                  (p) Liens on assets of an Insurance Subsidiary securing Indebtedness of such Insurance Subsidiary permitted by Section 7.2(n); and

                  (q) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Primary Borrower and all Subsidiaries) $10,000,000 at any one time.

         7.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Non-Insurance Subsidiary of the Primary Borrower may be merged, consolidated with or liquidated into the Primary Borrower (PROVIDED that the Primary Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (PROVIDED that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Primary Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Insurance Subsidiary may be merged, consolidated with or liquidated into any other Insurance Subsidiary, and any Subsidiary of any Insurance Subsidiary may be merged, consolidated with or liquidated into any other Subsidiary of such Insurance Subsidiary;

                  (c) any Subsidiary of the Primary Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Primary Borrower or any Subsidiary Guarantor; and

                  (d) any Insurance Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Insurance Subsidiary.

         7.5 LIMITATION ON DISPOSITION OF PROPERTY. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

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                                                                              77


                  (a) the Disposition of obsolete, condemned, surplus or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business; the Disposition of Cash or Cash Equivalents for fair value; the license of Intellectual Property in the ordinary course of business; leases or subleases not materially interfering with the ordinary conduct of business;

                  (c) Dispositions permitted by Section 7.4(c) and (d) and
         Section 7.10;

                  (d) the sale or issuance or contribution of any Subsidiary's Capital Stock to the Parent, the Primary Borrower or any Subsidiary Guarantor;

                  (e) the sale or issuance or contribution of any Insurance Subsidiary's Capital Stock to any other Insurance Subsidiary;

                  (f) the Disposition by any Insurance Subsidiary in the ordinary course of business of assets held in its investment portfolio, and factoring of receivables;

                  (g) the Disposition of any Investment made and permitted pursuant to Section 7.7, except the Investment permitted by Section 7.7(f).

                  (h) the Disposition in any fiscal year of the Primary Borrower of any non-insurance businesses or assets having a fair market value not to exceed $25,000,000 in the aggregate;

                  (i) the Disposition of any insurance businesses or assets, or insurance related businesses or assets; PROVIDED, that in any fiscal year the Primary Borrower and its Subsidiaries shall not Dispose of, in the aggregate, either (x) insurance businesses or assets, or insurance-related businesses or assets, representing 25% of combined Capital and Surplus of the Insurance Subsidiaries as of the end of the prior fiscal year (it being understood that any Disposition by an Insurance Subsidiary of Capital and Surplus shall be included in the calculation of the aggregate amount of Capital and Surplus Disposed of notwithstanding that such Insurance Subsidiary retains the proceeds of such Disposition as Capital and Surplus) or (y) insurance businesses or assets, or insurance-related businesses or assets, contributing 25% of consolidated net written premium as of the end of the prior fiscal year (excluding the impact of the Reinsurance Agreement referenced in Section 5.1(m) in the year executed);

                  (j) any Recovery Event, PROVIDED, that the requirements of
         Section 2.12(b) are complied with in connection therewith.

         7.6 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Parent, the Primary Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent, the Primary Borrower or any Subsidiary, or enter into any


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                                                                              78


derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating the Parent, the Primary Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "RESTRICTED PAYMENTS"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Primary Borrower or any Subsidiary Guarantor and any Insurance Subsidiary may make Restricted Payments to any other Insurance Subsidiary;

                  (b) the Parent may make Restricted Payments in the form of common stock of the Parent;

                  (c) the Primary Borrower may redeem the Berkshire Preferred Stock as permitted pursuant to Section 7.8;

                  (d) the Primary Borrower may pay a dividend to the Parent in an amount equal to the proceeds of any issuance of Indebtedness used for the purpose of refinancing the Subordinated Seller Note as permitted pursuant to Section 6.11; PROVIDED that the amount of such dividend received by the Parent is used to repay the Subordinated Seller Note; and

                  (e) so long as no Default or Event of Default shall have occurred and be continuing, (i) the Primary Borrower may pay dividends at the stated rate on the Berkshire Preferred Stock (in any event in an aggregate amount not to exceed $40,000,000 in any fiscal year), (ii) the Primary Borrower may make Restricted Payments to the Parent, and the Parent may make Restricted Payments to its shareholders, in each case in an aggregate amount not to exceed $20,000,000 in any fiscal year, (iii) if on the Closing Date there is Excess Cash, the Primary Borrower may, at any time prior to the date which is eighteen months after the Closing Date, pay a dividend to the Parent in an amount equal to the lesser of (x) the amount of such Excess Cash (less the amount, if any, of Excess Cash used on the Closing Date to replace any shortfall in other amounts pursuant to Section 5.1(b)) and (y) $45,000,000, PROVIDED, that the amount of such dividend received by the Parent is used to prepay the Subordinated Seller Note and/or defease or redeem the Third Party Preferred Stock and (iv) the Primary Borrower may pay a dividend to the Parent in an amount of up to $20,000,000 with the proceeds of Indebtedness issued pursuant to Section 7.2(u), such dividend to be used by the Parent solely to defease or redeem the Third Party Preferred Stock.

         7.7 LIMITATION ON INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents and other obligations, instruments or securities guaranteed or backed by the United States Government which are comparable in quality to Cash Equivalents and have maturities of not longer than five years;

                  (c) investments in short-term money market investments denominated in currencies other than Dollars and comparable in quality and maturity to investments constituting Cash Equivalents, and investments in other obligations or instruments which, although not guaranteed or backed by the United States Government, are comparable in quality to Cash Equivalents and have maturities of not longer than five years;

                  (d) investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b), (e), (g), (j), (m) and (q);

                  (e) (i) loans and advances to officers, directors and employees of the Parent, White Mountains and its Subsidiaries, the Primary Borrower or any Subsidiaries of the Primary Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Parent, White Mountains and its Subsidiaries, the Primary Borrower and Subsidiaries of the Primary Borrower not to exceed $15,000,000 at any one time outstanding and (ii) investment of assets (which support deferred compensation liabilities of Subsidiaries of White Mountains and CGU) in White Mountains, not to exceed $47,500,000;

                  (f) the Acquisition;

                  (g) investments in assets useful in the Primary Borrower's business made by the Primary Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (h) investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.2) by the Parent, the Primary Borrower or any of its Subsidiaries in the Primary Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (i) loans or guarantees of loans to insurance agents in the ordinary course of business and loans to insurance agents outside the ordinary course of business so long as the aggregate principal amount of non-ordinary course loans does not exceed $25,000,000 in the aggregate at any time;

                  (j) investments in, and additional capital contributions to, Insurance Subsidiaries of the Primary Borrower by the Primary Borrower and the Subsidiaries of the Primary Borrower;

                  (k) investments by any Insurance Subsidiary in the ordinary course of business in investment portfolio investments;

                  (l) investment of the proceeds of any Disposition permitted by
         Section 7.5(i) in insurance-related businesses;

                  (m) investments by Folksamerica in an aggregate amount not to exceed $100,000,000 in the aggregate for any fiscal year in insurance-related businesses;

                  (n) acquisitions by the Primary Borrower or any of its Subsidiaries of insurance-related businesses in an aggregate amount (valued at cost at any time invested) not to exceed $200,000,000 during the term of this Agreement;

                  (o) in addition to Investments otherwise expressly permitted by this Section, Investments by the Primary Borrower or any of its Subsidiaries of any type in an aggregate amount (valued at cost at any time invested) not to exceed $25,000,000 during the term of this Agreement.

         7.8 LIMITATION ON OPTIONAL PAYMENTS, REDEMPTIONS AND MODIFICATIONS OF DEBT INSTRUMENTS AND PREFERRED STOCK, ETC. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, (i) the Berkshire Preferred Stock (except with the proceeds received from the exercise of warrants pursuant to the Warrant Agreement), (ii) the Third Party Preferred Stock (other than any such redemption or defeasance with the proceeds of dividends received from the Primary Borrower as permitted by Sections 7.6(e)(iii) and 7.6(e)(iv) and/or the proceeds of common equity issued by the Parent to White Mountains) or (iii) the Seller Subordinated Note (other than any such prepayment of the Seller Subordinated Note with proceeds of dividends from the Primary Borrower permitted by Section 7.6(e)(iii), or with the proceeds of common equity contributed to the Parent by White Mountains, and other than any refinancing of the Seller Subordinated Note permitted by Sections 7.2(h) and 7.2(i)), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Berkshire Preferred Stock, the Third Party Preferred Stock or the Seller Subordinated Note (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest or dividend thereon or relax any covenant or other restriction applicable to the Parent, the Primary Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (c) make any amendment of the Tax Sharing Agreement that would make the terms thereof materially less favorable to the Primary Borrower or (d) amend its certificate of incorporation in any manner determined by the Administrative Agent to be materially adverse to the Lenders.

         7.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Parent, the Primary Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Parent, the Primary Borrower or such Subsidiary, as the case may be, and
(c) upon fair and reasonable terms no less favorable to the Parent, the Primary Borrower or any Subsidiary Guarantor, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         7.10 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Parent, the Primary Borrower or any Non-Insurance Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent, the Primary Borrower or such Subsidiary to such Person or to any other Person to whom


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                                                                              81


funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent, the Primary Borrower or such Subsidiary; PROVIDED, that sale and leaseback transactions yielding proceeds in an aggregate amount up to $10,000,000 may be consummated while this agreement is in effect, and the proceeds received from such transactions shall not be required to be applied to the mandatory prepayment of the Loans and permanent reduction of the Revolving Credit Facility.

         7.11 LIMITATION ON CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Primary Borrower to end on a day other than December 31 or change the Primary Borrower's method of determining fiscal quarters.

         7.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Parent, the Primary Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing Investments in joint ventures, (c) any agreement containing customary provisions prohibiting Liens upon certain intangible assets including licenses and Intellectual Property and (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         7.13 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Primary Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.


                          SECTION 8 EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any principal of any Loan made to such Borrower or Reimbursement Obligation owing by such Borrower when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan made to such Borrower or Reimbursement Obligation owing to such Borrower, or any other amount payable by such Borrower hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

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                                                                              82


                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.4(a)(i) (with respect to the Parent and the Primary Borrower only), Section 6.4(a)(ii), Section 6.7(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Parent, any Borrower or any of its Subsidiaries shall
         (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto (after giving effect to any applicable grace periods); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; or

                  (f) (i) The Parent, any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent, any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent, any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent, any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent, any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Parent, any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity of any Borrower, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity of any Borrower shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Parent, any Borrower or any of its Subsidiaries involving for the Parent, any Borrower and its Subsidiaries taken as a whole a liability (to the extent not paid or fully covered by insurance above applicable deductions) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the security interests created pursuant to the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be a valid, perfected security interest, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) Prior to any initial public offering of the Parent's common stock, White Mountains shall cease to own, directly or indirectly, at least 50% of all of the outstanding Capital Stock of the Parent, and (b) after any initial public offering of the Parent's Capital

         Stock, (i) White Mountains shall cease to own, directly or indirectly, at least 25% of all of the outstanding Capital Stock of the Parent, or
         (ii) any Person or group of Persons other than White Mountains shall own a greater percentage than White Mountains of all of the outstanding Capital Stock of the Parent or (iii) a majority of the directors of the Parent ceases to be persons appointed or approved by White Mountains; or

                  (l) (i) Any Material Insurance Subsidiary shall fail to comply with any material term or provision of any Insurance Regulations pertaining to fiscal soundness, solvency or financial condition; or
         (ii) an Insurance Regulator shall assert in writing that it is taking administrative action against any Material Insurance Subsidiary to revoke or modify any contract of insurance, license, permit, certification, authorization, accreditation or charter or to enforce the fiscal soundness, solvency or financial provisions or requirements of any Insurance Regulations against any Material Insurance Subsidiary and such Insurance Subsidiary shall have been unable to cause such Insurance Regulator to withdraw such written notice within five Business Days following receipt of such written notice by such Insurance Subsidiary, in each of clauses (i) and (ii), if such event could reasonably be expected to have a Material Adverse Effect.

                  (m) The Subordinated Seller Note thereof shall cease, for any reason, to be validly subordinated to the obligations of the Loan Parties hereunder and under the other Loan Documents, or any Loan Party, any Affiliate of any Loan Party or the holder of the Subordinated Seller Note shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to each Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to each Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the relevant Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn
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                                                                              85


upon, if any, shall be applied to repay other obligations of the relevant Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the relevant Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrower (or such other Person as may be lawfully entitled thereto).

                       SECTION 9 THE ADMINISTRATIVE AGENT

         9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         9.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution,


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                                                                              86


notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Lender, the Parent or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent or the Primary Borrower and without limiting the obligation of the Parent or the Primary Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from, hold equity interests in and generally engage in any kind of business with any Loan Party or its Affiliates as though the Administrative Agent were not an Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 15 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Primary Borrower shall have occurred and be continuing) be


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                                                                              88


subject to approval by the Primary Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         9.10 AUTHORIZATION TO RELEASE LIENS AND GUARANTEES. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

         9.11 THE ARRANGER, THE SYNDICATION AGENT AND THE DOCUMENTATION AGENTS. The Arranger, the Syndication Agent and the Documentation Agents, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.


                            SECTION 10 MISCELLANEOUS

         10.1 AMENDMENTS AND WAIVERS. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section, reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, amend, modify or waive the last sentence of the definition of Required Lenders, or otherwise amend or modify the definition of Required Lenders if the effect of such amendment or modification would be to eliminate reference in such definition to Loans and/or Commitments under any particular Facility, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release the Parent or all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                  (iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                  (iv) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent;

                  (v) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender;

                  (vi) amend, modify or waive any provision of Section 2.18 without the consent of each Lender directly affected thereby;

                  (vii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender;

                  (viii) amend, modify or waive (x) any provision of Sections
         2.12 or 7.2(l) requiring by its terms the agreement of the Required Prepayment Lenders or (y) any other provision hereof if the effect is to subordinate one of the Facilities in right of payment to any other of the Facilities, in either case without the consent of the Required Prepayment Lenders; or

                  (ix) amend, modify or waive the provisions of the definition of Interest Period regarding nine or twelve month Interest Periods for Eurodollar Loans without the consent of each relevant Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section;


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                                                                              90


PROVIDED, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and
(y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders.

         10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Parent, the Primary Borrower, the Additional Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

     The Parent:                       TACK Holding Corp.
                                       80 South Main Street
                                       Hanover, NH 03755-2053

     The Primary Borrower:             TACK Acquisition Corp.
                                       80 South Main Street
                                       Hanover, NH 03755-2053

     The Additional Borrower:          White Mountains Insurance Group, Ltd.
                                       80 South Main Street
                                       Hanover, NH 03755-2053

     The Administrative Agent (in      Lehman Commercial Paper Inc.
     respect of credit matters):       3 World Financial Center
                                       New York, New York 10285
                                       Attention:  Michele Swanson
                                       Telecopy:  212-526-0242
                                       Telephone: 212-526-0330


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                                                                              91


     The Administrative Agent (in      Lehman Commercial Paper Inc.
     respect of administrative         3 World Financial Center
     agency matters):                  New York, New York 10285
                                       Attention:  Diane Albanese
                                       Telecopy:  212-528-8725
                                       Telephone: 212-526-4979

     Issuing Lender:                   As notified by the Issuing Lender to the
                                       Administrative Agent and the Primary
                                       Borrower

PROVIDED that any notice, request or demand to or upon the Administrative Agent, the Issuing Lender or any Lender shall not be effective until received.

         10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5 PAYMENT OF EXPENSES. The Primary Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication and administration of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, or reimburse each Lender and the Administrative Agent for, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or


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                                                                              92


reimburse each Lender, the Administrative Agent, its respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent, any Borrower or any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Primary Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnified Person shall be liable for use by unauthorized Persons of information sent through electronic media. It is understood and agreed that, to the extent not precluded by a conflict of interest (as reasonably determined by the relevant Indemnitee), each Indemnitee shall endeavor to work cooperatively with the Borrowers with a view towards minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. To the extent reasonably practicable and not disadvantageous to any Indemnitee (as reasonably determined by the relevant Indemnitee), it is anticipated that a single counsel selected by the affected Lenders may be used. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such rights result from the gross negligence or willful misconduct of such Indemnitee. All amounts due under clauses (a), (b) and (c) of the first sentence of this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Primary Borrower pursuant to this Section shall be submitted to Reid T. Campbell (Telephone No. (603) 640-2203) (Fax No. (603) 643-4562), at the address of the Primary Borrower set forth in
Section 10.2, or to such other Person or address as may be hereafter designated by the Primary Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Parent, each Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that neither Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.


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                                                                              93


         (b) Any Lender may, without the consent of any Borrower or the Administrative Agent (but with notice to the Administrative Agent), in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would, pursuant to Section 10.1, require the consent of all Lenders under any Facility in which such Participant has a participating interest. Each Borrower agrees that if amounts owing by such Borrower under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; PROVIDED that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section, and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Control Investment Affiliate thereof or, with the consent of the Primary Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (PROVIDED that the consent of the Primary Borrower need not be obtained with respect to (x) any assignment by the Administrative Agent or by any Lehman Entity and (y) any assignment of Term Loans), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Primary Borrower, the Administrative Agent or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Primary Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that (i) no such assignment of (x) Tranche A Term Loans or (y) Revolving Credit Commitments and/or Revolving Credit Loans to an Assignee (other than any Lender or any Control Investment Affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), (ii) no such assignment of (x) Tranche A Term Loans or (y) Revolving Credit Commitments and/or Revolving Credit Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement) shall result in such Lender's Commitments, together with the Commitments of such Lender's Control Investment Affiliates, being reduced to less than $5,000,000, (iii) no such assignment of Tranche B Term Loans to an Assignee (other than any Lender or any Control Investment Affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), and (iv) no such assignment of Tranche B Term Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement) shall result in such Lender's Tranche B Term Loan Commitment (or, after the Closing Date, Tranche B Term Loans), together with the Tranche B Term Loan Commitment (or, after the Closing Date, Tranche B Term Loans) of such Lender's Control Investment Affiliates, being reduced to less than $1,000,000 (but more than $0), in each case unless otherwise agreed by the Primary Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.19, 2.20, 10.5 and 10.14 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Primary Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

         (d) The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the relevant Borrower marked "canceled". The Register shall be available for inspection by any Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that (x) no such registration and processing fee shall be payable in the case of an Assignee which is an affiliate of the Assignor or a Person under common management with the Assignor and (y) only one registration and processing fee shall be payable in cases of contemporaneous multiple assignments by an Assignor to Assignees which are Control Investment Affiliates of each other), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Administrative Agent and the Borrowers. On or prior to such effective date, the relevant Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

         (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         10.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or any Borrower, any such notice being expressly waived by the Parent and each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or such Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with each Borrower and the Administrative Agent.

         10.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Parent, each Borrower, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Parent and each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent or any Borrower, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13 ACKNOWLEDGMENTS. Each of the Parent and each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Administrative Agent and the Lenders, on one hand, and the Parent and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Administrative Agent and the Lenders or among the Parent any Borrower and the Lenders.

         10.14 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to keep confidential all non-public information (including oral information) provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Arranger, the Administrative Agent, any other Lender or any Affiliate of any thereof (PROVIDED, that such Affiliates shall expressly agree to be bound by the provisions of this Section, and the disclosing Lender shall be responsible for insuring compliance by such Affiliate with this Section), (b) to any Participant or Assignee (each, a

"TRANSFEREE") or prospective Transferee that expressly agrees to comply with confidentiality provisions similar to the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty expressly agrees to be bound by the provisions of this Section or confidentiality provisions similar to the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         10.15 RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Primary Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all obligations of the Borrowers hereunder and under the other Loan Documents (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Primary Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

         10.16 ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Primary Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Primary Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by each Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, applicable Insurance Regulators, the NAIC or, if applicable, the SEC.

         10.17 DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Primary Borrower and the Administrative Agent.

         10.18 WAIVERS OF JURY TRIAL. THE PARENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  TACK HOLDING CORP.



                                  By:  ______________________________________
                                      Name:
                                      Title:



                                  TACK ACQUISITION CORP.



                                  By:  ______________________________________
                                      Name:
                                      Title:


                                  WHITE MOUNTAINS INSURANCE GROUP, LTD.



                                  By:  ______________________________________
                                      Name:
                                      Title:


                                  LEHMAN BROTHERS INC.
                                  as Arranger



                                  By:  ______________________________________
                                      Name:
                                      Title:


                                  LEHMAN COMMERCIAL PAPER,  INC.
                                  as Administrative Agent



                                  By:  ______________________________________
                                      Name:
                                      Title:

                                  FLEET NATIONAL BANK
                                  as Syndication Agent



                                  By:  ______________________________________
                                      Name:
                                      Title:


                                  BANK OF AMERICA, N.A.,
                                  as Documentation Agent



                                  By:  ______________________________________
                                      Name:
                                      Title:

                                                                    SCHEDULE 4.4


                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                                                   SCHEDULE 4.15


                                  SUBSIDIARIES

                                                              SCHEDULE 4.19(a)-1


                            UCC FILING JURISDICTIONS


--------------------------------------    ----------------------------------
            Loan Party                               Filing Office
--------------------------------------    ----------------------------------



[Primary Borrower to list name of each Loan Party which is a party to any Security Document and each filing office in which a UCC financing statement must be filed in respect of such Loan Party and its collateral]

                                                              SCHEDULE 4.19(a)-2


                   UCC FINANCING STATEMENTS TO REMAIN ON FILE

                                                              SCHEDULE 4.19(a)-3


                    UCC FINANCING STATEMENTS TO BE TERMINATED

                                                                 SCHEDULE 7.2(e)


                              EXISTING INDEBTEDNESS

                                                                 SCHEDULE 7.3(f)


                                 EXISTING LIENS